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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC, 20549

                                 FORM SB-2/A

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC.
            (Exact name of registrant as specified in its charter)

              TEXAS                                    6159
  (State or other jurisdiction             (Primary Standard Industrial
of incorporation or organization)           Classification Code Number)

                                 75-2784245
                       (Employer Identification Number)

             P.O. BOX 15155, FORT WORTH, TX 76119 (817) 534-7305
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           BONIFACE SULEMAN ODIODIO
             P.O. BOX 15155, FORT WORTH, TX 76119 (817) 534-7305
         (Name, address, including zip code, tend telephone number, including area code, of agent for service)

                              September 20th 1999
        _________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,
please check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                      Calculation of Registration Fee

Title of Each Class        Amount     Offering   Proposed Maximum    Amount of
 of Securities to          to be       Price        Aggregate       Registration
  be Registered          Registered   Per Unit    Offering Price        Fee
-----------------------  ----------  ---------   ----------------   ------------
Corporate Bond Series 1    5,000     $1,000.00    $5,000,000.00      $1,475.00

--------------------------------------------------------------------------------

Prospectus

                Intercontinental Capital & Investment Fund Inc.
                                $5,000,000.00
                        5000 units at $1,000.00 per unit
                            Corporate Bond Series 1
                         Floating Rate Notes  1999-2024

P. O.  Box 15155
Fort Worth, Texas 76119
Phone 817-534-7305

Intercontinental Capital & Investment Fund Inc. is a financial service company. We provide specialized financing to businesses worldwide.

*  This is our initial public bond offering.
*  No public market currently exists for our securities.
* Our bonds are offered to the public for cash or cash equivalents only.

The offering price does not reflect the market value of our bonds and has no relation to our assets, book value or any other recognized method of value.

The Offering                   Per unit       Total          Minimum
        Public Price            $1,000     $5,000,000      $2,500,000
        Sponsor's Commission    $   45     $  225,000      $  112,500
        Net Proceed             $  955     $4,775,000      $2,387,500

These bonds are registered with the Securities and Exchange Commission (SEC), in compliance with its rules and regulations and its amendments. Additional information may be required of us by the SEC. Investors must rely on the information contained in this prospectus and on file with the SEC, as well as any independent review undertaken by the investor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these bonds or passed judgment upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This is not an offer to sell these bonds nor are we soliciting an offer for Investors to buy these securities, if the offer or sale is not permitted, unlawful, or illegal in their state.

This Investment involves a Degree of Risk. Investors should purchase these Bonds only if the investor can afford to hold these bonds over the 25 years duration of the securities. See "Risk Factor" on page 5 and "Sinking Fund" I and II on page 9.


                           AUGUST 30TH, 1999

                PART I  - INFORMATION REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Offering Summary                                                          4
Risk Factors                                                              5
Use of Proceeds                                                           9
Determination of Offering Price                                          10
Dilution                                                                 11
Selling Security Holders                                                 11
Plan of Distribution                                                     11
Legal Proceedings                                                        11
Directors, Executive Officers, Promoter and Control Person               12
Ownership  Interest                                                      12
Description of Securities                                                14
Agents                                                                   14
Interest of Name Experts and Counsel                                     14
Disclosure of Commission's Position of Indemnification for
Securities Act Liabilities                                               14
Organization within last five years                                      15
Description of Business                                                  15
Management's Discussion and Analysis  of Plan of Operation               16
Description of Property                                                  16
Market for Securities and Related Securities Matters                     16
Executive Compensation                                                   16
Auditor's Report                                                         17
General information                                                      25
Supplement Exhibits                                                      25
Subscription Agreement                                                   26

              PART II  - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors                                             31
Other Expenses Issuance                                                  31

                                   Exhibits
Exhibit 1.   Underwriting Agreement see Exhibit D                        33
Exhibit 2.   Plan of acquisition, reorganization, arrangement,
             liquidation or succession                                   33
Exhibit 3.   Instrument defining the rights of security holders          34
Exhibit 4.   Opinion re legality                                         37
Exhibit 5.   Opinion re tax matters                                      38
Exhibit 6.   Material Contracts                                          39
Exhibit 7.   Consent of experts and counsel                              50
Exhibit 8.   Power of attorney                                           51
Exhibit 9.   Statement of eligibility of trustee                         51
Exhibit 10. Invitation for competitive bids                              51

                          Other Additional Exhibits
Exhibit A  Other Financial Data and projections                 52-i,ii,iii
Exhibit B  Other General information                                     53
Exhibit C  Articles of Incorporation                                     54
Exhibit D  Directors meeting to issue the Corporate Bond
           Series 1 Floating Rate 1999 - 2024                            56
Exhibit E  Resolution to appoint The Indenture Trustee Custodial
           Agent, Transfer Agent, Registrar Agent, Paying Agent,
           Conversion Agent and Escrow Agent for Bond Series 1           58

Appendix A Indenture Agreement and accompanying documents                60

SPECIAL NOTE: The terms "THE COMPANY" OR "THE ISSUER" ARE USED INTERCHANGEABLY.

OFFERING SUMMARY

THE COMPANY

Intercontinental Capital & Investment Fund Inc. (the Company) is incorporated under the state law of Texas with Charter
Number 01507389-00 issued On September 29th,1998 in Austin,
Texas, USA.

Presently, the Company's only activities are obtaining funds through the issuance and sale of securities by private and public sale and financing companies from the proceeds.

We have plans in the future for additional offerings, and we also intend to administer our loans and equity interests once our bonds are sold.

Currently we have three (3) full-time employees working from Monday to Friday. In addition we maintain a relationship with other professionals that provide marketing consultation and information but are not part of our permanent or temporary staff.

Our legal address is P.O. BOX 15155, Fort Worth, 76119, Texas,
United States; Phone 817-534-7305, Fax 817-534-7803,  E-mail
Bsul101524@aol.com or E-mail: EBS100@compuserve.com.

We are not a subsidiary of any company. We will issue all or part of our Common Stock to the Sponsor, our attorney, and Upperace Enterprise Inc. upon successful placement of these securities; we plan to issue shares of our non-voting Preferred Stock to the Qualified Borrowers as part of the loan agreement.

THE OFFERING

Corporate Bonds to the order of Bearer in the total amount of Five Million US Dollars (US$5,000,000.00) with a maturity date of 25 years, from July 1st, 1999 to June 30th, 2024. The characteristics and denominations of the bonds are as follows:

Five thousand (5,000) units of One Thousand Dollars (US$1,000.00) per unit, payable at a floating interest rate of 0.5% per year over the 25-year U.S. Treasury yield for dollar ($) deposits; this rate to be fixed on the first Friday in June of each year, as published in the Wall Street Journal. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum.

Sinking Fund I: Will guarantee payment of Principal of these bonds at maturity. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States
Treasury, which upon maturity will equal $5,000,000.00 and be utilized to pay off the Bond principal.

Sinking Fund II: Will guarantee payment of Interest on these bonds at maturity, should we default on the interest payment to the bondholders. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States Treasury or by a "Guaranteed Fixed Annuity" or a " Surety Bond" issued by an "AAA" rated Insurance Company. Upon maturity will equal $8,437,500.00 and be utilized to pay off the interest due bondholders, should a default on interest payment occur.

Secured Promissory Notes: Bearing an aggregate principal value of US$5,000,000.00 at 8.75% interest yearly from our borrowers, will also guarantee payments of interest to bondholders. The borrower's interest payments will be collected by a custodial agent and be utilized to pay interest on our bonds yearly.

Insurance Guaranty: In addition to the Sinking Funds and the Secured Promissory Notes an insurance guuaranty will be created by the purchase of performace bond or surety bond to guarantee the yearly interest payment.

RISK FACTORS

Arbitrary Offering Price: The offering price of the bond and the proceeds among the components has been determined by us based on the loan amount sought by borrowers, the creation of the sinking funds, insurance indemnity and commission requirements. It bears no relationship to our assets, book value, net worth, earnings, actual results of operations or any other established investment criteria.

Price Determining Factors: Among the factors considered in determining our offering price were our current financial condition, cash requirements, general market condition of securities, growth prospects and future acquisitions and financing. The offering price on the cover page of this prospectus should not be considered an indication of our actual market value.

Best Efforts Offering: Our offering is being made on a "best efforts" basis. No commitment exists to purchase all or any part of the bonds being offered; rather, we along with certain selected dealers have agreed to use our best efforts to offer the bond to investors meeting certain investment criteria.

Reliance upon Officers and Directors: We are solely dependent upon the personal efforts and abilities of our officers and directors. The loss of or unavailability of the services of these officers and directors would have a materially adverse effect on our business prospects and potential earning capacity. We currently have no insurance to compensate for this loss; however, we intend to obtain such insurance in the future.

Financial Burden on Investors: A substantial amount of the financial risk of our business activities will be absolved by the investors who purchase these bonds, while management and principal shareholders stand to realize benefits from significant stock ownership.

Dependence on Key Personnel: Our success is dependent on the efforts and abilities of the officers and directors. Our ability to attract and retain qualified operational and management personnel is critical to our operational success.

Attraction of Personnel: We have been able to attract and
retain the expertise needed; however, there can be no assurance
that we will be able to do so in the future.   If we were
unable to employ the required expertise needed, then our business would be materially and adversely affected.

Government Regulation: We are subject to applicable provisions of federal and state securities laws and to regulations specifically governing each respective issue. Although we will make every effort to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of these regulations on our proposed activities.

Additional Capital Needs: We will require additional capital apart from the proceeds of this offering which may result in additional dilution of our securities. We have no commitments to obtain such capital at this time. There can be no assurance that such capital will be available when needed or, if available, that the terms for obtaining such funds will be favorable to us. Our inability to raise such funds may delay or prevent our making additional loans.

Discretion in Application of Proceeds: In order to accommodate changing circumstances, the management may reallocate the proceeds of this offering among the purposes specified in the section of this prospectus entitled "Use of Proceeds." In addition, a substantial portion of the proceeds of this offering will be applied to sinking funds and working capital. Accordingly, the management will have broad discretion in the application of the proceeds of this offering.

CONFLICTS OF INTEREST RISK

Officer's Conflict of Interest: Our current officers hold all of the seats on the board of directors. Consequently, they will be in a position to control their own compensation and to approve affiliated transactions.

Affiliation Conflicts of Interest: The current officers and directors of the Company are all associated with other firms involved in a range of business activities. Because of these affiliations and because these individuals will devote the required amount of time to the affairs of the Company, there are potential inherent conflicts of interest in their acting as officers and directors of the Company.

Officer's Actions: The principals intend to act fairly and in full compliance with their fiduciary obligations. There can be no assurance that we would not, as a result of the conflicts of interest described above, possibly enter into arrangements less favorable than if we were dealing with unrelated persons.

RISK FACTORS RELATING TO THE COMPANY

Lack of Operating History: The Company was recently organized and has no operations, revenues from operations, or assets other than cash from the initial sale of shares of common stock to officers, directors, and other persons.

The Report of the Independent Certified Public Accountants: Our financial statement appearing herein contains some comments with respect to the Company's ability to continue as a going
concern.   We face all of the risks inherent in a new business
and no assurance can be given that we will prove successful.

Purchase Risk: The purchase of the bond offered must be regarded as similar to placing funds at risk in a new or "startup" venture with all of the expenses and difficulties to which such ventures are subject.

Limited Funds Available for Operations: Even after completion of this offering, our capital will be only sufficient to conduct limited operations. The management believes that the net proceeds of this offering will be sufficient to implement a limited plan of operation. However our capitalization may be such that, even following completion of this offering, management may not be able to implement plans of operation.

 Additional Financing May Be Required: Our ultimate success may depend upon our ability to raise additional capital. There is no assurance that funds will be available from any such source, and if not available, we will need to limit our operations to those that can be financed from the proceeds of this offering

Lack of Opportunity for Investors to Evaluate Borrower: The net proceeds from this offering are allocated only to purpose under
the "Use of Proceeds."   A significant portion of the proceeds
from this offering will be used as loans to businesses, which will be selected by management. The management generally will have unlimited discretion to search for and finance a business opportunity, and bondholders of the Company normally will not be given the opportunity to review, evaluate, or vote on the loan or business opportunity before the consummation of such an opportunity.

Loan Agreement: No agreements or preliminary understandings have been reached for any specific loans. Investors in this offering will be entrusting their funds to management who will determine exclusively the viability of the borrowers or the specific purposes to which funds will be allocated. This offering is the type of offering that is sometimes referred to as a "Blank Check."

The proceeds from the offering may remain uninvested or uncommitted for some period of time following the close of the offering because of the inability of management to find a suitable opportunity for financing.

Competition for Creditworthy Prospects: A large number of well-established and well-financed entities, including venture capital firms, which are active in the financing of businesses
that may be desirable candidates for us.   Most competitors
have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible borrowers and successfully completing a proposed
financing.    Moreover, we will also compete with numerous
other small public companies.

Agreement for Financing of a Business: We were recently formed for the purpose of lending and investing in business opportunities believed by management to hold potential for profit. Currently, we have no arrangement, agreement, or understanding relating to any financing. While management has identified some particular industries or specific businesses within an industry for evaluation, there can be no assurance we will be successful in identifying and evaluating loan candidate's suitability in repayment of funds.

Limited Experience of Management: Our management has limited experience in lending and business opportunities. We will be dependent upon the general business experience of such persons and the applicability of their backgrounds to any business
opportunity acquired by us.   Our management may obtain
independent outside professionals to evaluate and appraise the borrower and markets and to render evaluations and feasibility studies relating to potential business opportunity.

Possible Change in Control and Management: An acquisition involving the issuance of our stock may result in the current shareholders losing controlling interest. Any such acquisition may require our management to sell or transfer all or a portion of our common stock, thereby losing control of the Company.

Members of Management Intend to Retain Their Shares in the
Company: Any potential business combination agreement may require management to sell all or a portion of its shares as part of the agreement. The price at which members of management would sell their shares would be negotiated between the parties.

Change in Control: Any resulting change in control of the company, from either the issuance of additional shares or the purchase by a buyer of management's stock, most likely will
result in removal of the present officers and directors.   No
assurance can be given as to the experience or qualification of such new management in the operation of the activities of this Company or in the operation of the business acquired.

Limited Investigation: Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys.

Dependent on Limited information: This Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor or others associated with the business opportunity this Company is seeking to acquire or finance.

Possible Reliance on Unaudited Financial Statements: During investigation stage, we generally will require audited financial statements from prospective businesses. However, no assurance can be given that audited financial statements will be available to us. In such cases where audited financial statements are unavailable, we will have to rely on information received from management of a business which has not been independently verified by outside auditors.

If management is forced to rely on Unaudited information during the preliminary stages. Management will also seek to determine if such an audit can be conducted.

Leveraged Transaction: There is a possibility that an acquisition of a business opportunity by us may be leveraged, i.e., we may finance the purchase of the business opportunity by borrowing on the assets of the business opportunity to be acquired or financed, and perhaps on the projected future revenues or profitability of the business opportunity. This practice could increase our exposure to larger losses. A business opportunity acquired through a leveraged transaction will be profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to finance the business opportunity could result in the loss of a portion or all of the assets financed. There can be no assurance that any business opportunity financed through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

Escrow of Proceeds: Proceeds from the sale of bonds in this offering will be placed in escrow during the term of this offering (180 days from the date of this prospectus, which may be extended an additional 180 days by mutual agreement by us
and the Sponsor).   Investors will not be entitled to the
return of their funds during the escrow period. Accordingly, investors may lose the use of their funds for up to 360 days. If subscriptions for at least 50 percent units are not received by the end of the 360-day period, the escrow funds will be refunded promptly to the investors without deductions for commissions or expenses and without interest.

No Assurance of Public Market: There is presently no market for our bond units, common stock, or any securities, and there can be no assurance that a market will develop or that investors will be able to resell their units at the public offering price without delay. In addition upon completion of this offering, should a market for our bond units or securities develop, there
is no assurance that such a market will continue.   In
addition, due to the price of our bonds, many securities brokerage firms may not effect transactions and banks may not accept them as collateral for loans.

No Dividends: We have not paid any dividends on our common stock since incorporation, and at the present time do not anticipate paying any dividends in the foreseeable future. If our future operations are profitable, of which there can be no assurance, any income received would probably be applied to the operations. Any decision whether to pay dividends on the common stock will depend upon the earnings, if any, our
financial requirements, and other factors.   Investors who
anticipate earnings or immediate income from their investments should refrain from purchasing our units. See "SINKING FUND" I and II on page 9.

Public Will Bear Risk of Loss: The capital required by us to commence operations and carry on our business is being sought principally from the proceeds of this offering. Therefore, the Investor will bear most of the risk of our operations until such time as we attain profitability, if ever.

Future Dilution: Our Bond units offered here contain no Warrants to purchase additional units of bonds, and investors will not suffer dilution of their interest in the company unless the company issues additional bonds which may cause additional financial burden on our resources.

Limited Experience of Sponsor: The Sponsor has been in business as a financial service company since April 1985. It has completed no underwriting of securities and has participated in
no underwriting of securities.   The sponsor is not committed
to purchase and sell any units; rather, its obligation is to use its "best efforts" to sell our bond as an agent, or appoint
selling agents.    There is no assurance that the Sponsor will
place all or any of the units, nor can it create a market in the securities. See "Sponsor " on page 12.

Continued Control: Even if all 5,000 units of bond offered hereby are sold, the present officers, directors, and shareholders of this Company will own 100% of the outstanding shares of this Company's common stock, without effecting possible exercise of the investor's rights; thus, for all practical purposes, the present officers and shareholders should be able to continue to elect this Company's board of directors and to control the Company.

The Company's current shareholders may purchase additional shares and accordingly, may control an even greater percentage of this Company's authorized common stock.

For all of the reasons, set forth herein, above, and others, these bonds involve a degree of risk. Any investor considering an investment in the bonds offered is hereby advised to be aware of these, and other, factors set forth in this prospectus. Only Investors who can afford a long-term wait for the return on their investment in the Company and have no immediate need for a return on their investment should purchase these securities. See "Sinking Fund" I and II on page 9.

USE OF PROCEEDS

The proceeds shall be used to create the Sinking Fund, pay commissions, create an insurance indemnity, and fund business loans to the Borrowers meeting the qualifications more fully described in the "qualifications of borrowers" on page 10.

The funding allocation shall be as follows:

------------------------------------------------------------------------------
        Number  Price             Broker's     Broker's        Net Funds
        of      to                Commission   Commission      to
        Bond    Public            %            Amount          the Company
 ..............................................................................
Each    1       US$1,000.00       4.5%         US$45.00        US$955.00
Total   5000    US$5,000,000.00   4.5%         US$225,000.00   US$4,775,000.00
------------------------------------------------------------------------------

DETAILED USE OF PROCEEDS
                                           AMOUNT            PERCENT %

Gross Proceed                           $5,000,000.00         100.00%
Fees and Commissions                    $  225,000.00          04.50%
Insurance Guarantee                     $  250,000.00          05.00%
Sinking Fund I (Principal Protection)   $  925,000.00          18.50%
Sinking Fund II (Interest Protection)   $1,100,000.00          22.00%
Net to the Company                      $2,500,000.00          50.00%


Fees and Commissions:
An offering fee or commission are paid to sponsors, brokers, dealers, and all professionals in connection with the sales and marketing of these securities.

Insurance Guarantee:
The Insurance Guarantee ensure and guarantee annual interest payment on the bond in case of non-payment by the Borrowers; it will be created by the purchase of performance bonds or surety bond from an "AAA" rated insurance company.

Sinking Fund I:
Will guarantee payment of Principal of these bonds at maturity. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States Treasury, which upon maturity will equal $5,000,000.00 and be utilized to pay off the Bond principal.

Sinking Fund II:
Will guarantee payment of Interest on these bonds at maturity, should we default on the interest payment to the bondholders. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States Treasury or by a "Guaranteed Fixed Annuity" or a "Surety Bond" issued by an "AAA" rated Insurance Company. Upon maturity will equal $8,437,500.00 and be utilized to pay off the interest due bondholders, should a default on interest payment occur.

BORROWER'S QUALIFICATIONS

Proceeds from the sales of the bond will be used to finance eligible businesses meeting the following profile:

Profile of the Borrower:   To be eligible for financing under
our bond-financing program, a project must meet certain minimum requirements. We are not restricted to any particular type of project, business, industry, or geographic area and funds are intended for businesses needing capital ranging from $250,000.00 and up.

In general a project or borrower must meet the following conditions:

 - Must be a sound, viable project or business.
 - Must be a business, sole proprietorship, partnership, or corporation.
 - Must be in good standing with state or government of jurisdiction.
 - Must be a going concern (startup may be considered).
 - Must be able to meet interest payment requirements.
 - Must have sufficient collateral consisting of land, building and equipment.
 - Must meet the applicable credit requirements of any bank or financial institution.
 - Must be a creditworthy borrower.
 - Funds must be principally used for business or related projects.

 - Must meet one of this type of loan request:
   i.    Acquisition Capital
   ii.   Expansion Capital
   iii.  Viable Project Capital
   iii.  Trade Finance
   iv.   Export & Import Finance

 * Participants in the funding program will proceed as follows:
   i. Submit an application provided by the Company with $300.00 application fee.
   ii. Submit a complete business / project plan with financial statement and resume.
   iii. Once a participant is approved an underwriting/loan agreement will be issued.
   iv.   Once the loan agreement is signed,  a closing date is set.

*    The General loan terms are:
        i.    Loan amount:            $250,000.00 minimum.
        ii.   Term:                   Up to 25 years
        iii.  Interest:               8.75% subject to change
        iv.   Industry preference:    None
        v.    Geographic preference:  None
        vi.   Equity:                 15% to 25% equity in borrower's company


DETERMINATION OF OFFERING PRICE

Offering Price Determination: The offering price of the units and its allocation among the "use of proceeds" have been arbitrarily determined by us and bear no relation to our assets, book value, net worth, earnings, actual results of operation, or any other established investment criteria. Among the factors we considered in determining such offering price were our current financial condition, our cash requirement, the general condition of the securities market, and an evaluation
of the prospects for our growth.   The offering price set forth
on the cover page of this Prospectus should not be considered an indication of our actual value.

DILUTION

Dilution: As of the date of this prospectus we do not have any securities in the market or any liabilities that will dilute the value of this corporate bond: Our bond units offered here contain no Warrants to purchase additional units of bonds, We plan in the future to issue additional securities and notes and these additional securities will not have any relations to these bonds or cause a dilution in value.

SELLING SECURITY HOLDERS

Selling Security Holders: The bonds are not offered for the account of any security holder and or management. The bonds are offered for cash or their equivalent to the general public.

Cash Sales:  All purchase of bonds shall be payable in United
States dollars or their equivalent, by cash, certified or cashier's checks, or electronic transmission.

PLAN OF DISTRIBUTION

Plan of Distribution: We are the sole distributors of these securities. We are responsible for the distribution of the bonds to be sold under this public offering, and it will be at our sole discretion to appoint other distributors.

We are responsible for conducting sales and marketing campaigns for our bonds through different means and resources. To facilitate the distribution of the bonds, there will be paid advertisements published in various International media, primarily in the United States, Europe, South America, Asia, and Africa.

These bonds will be sold by institutions and individuals who are licensed securities broker-dealers that are registered with the securities and exchange commission. Also, it is anticipated that the bonds will be sold through selected members of the Association of International Bond Dealers.

Commission and Discounts: The distributor, Sponsor, and any agent of the distributor, either jointly with its outside distributors or individually, shall collect a 4.5% commission on each bond sold.

LEGAL PROCEEDINGS

Litigation: The Company does not presently have any pending litigation, and it is not a party to any litigation inside or outside the jurisdiction of the United States of America.

DIRECTORS, EXECUTIVES OFFICERS, PROMOTER AND CONTROL PERSON

Management and Experience: The officers are professionals in the fields of accounting, finance, management and the legal profession. They are appointed for our convenience and may be replaced after completion of the offering.

Our Executives officers are as follows: Boniface Suleman
Odiodio, David M. Swanner, Jr, and Mr. Jermyn Chan.    Mr.
Boniface Suleman Odiodio holds the position of President and Chairman of the Board of Directors. He was employed from 1986 to present as a General Partner and Chief Financial Officer for Executive Business Service, a financial service company.

Mr. David M. Swanner, Jr., holds the position of Vice President and Secretary of the Board of Directors. He was employed from 1986 to present as a General Partner and Marketing Director for Executive Business Services, a financial service company.

Mr. Jermyn Chan holds the position of Vice President and Treasurer of the Board of Directors. He was employed from 1986 to present as a General Manager for Upperace Enterprise, Inc., a financial service company.

THE SPONSOR

Our Sponsor is Executive Business Services, which was organized under the state laws of Texas on April 16th, 1987. Executive Business Services original business activity was accounting, asset management and financing activities. Executive Business Services activities varied from commercial and trade financing to financing of bonds and other obligations of governments and their agencies. During the later part of the 1990's, placement of corporate securities became an important part of their business and under present management, has become one of their principal activities. See "Interest of Named Experts and Counsel" on page 14 and "Ownership interest" on page12

OWNERSHIP INTEREST

At present, the Compnay does not own shares of any other company; however, upon the successful sale of our Corporate Bonds, we will obtain a 15% to 25% ownership interest in or a negotiated percentage of the net profits of the companies which we finance.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Title of Class      Name and Address                Amount      Percent

Common Stock    Executive Business Service        200,000,000    49.99%
                P.O. Box 15155,
                Fort Worth, TX 76119

Common Stock    Upperace Enterprise, Inc.         200,000,000    49.99%
                1B Lippo Leighton Centre,
                103 Leighton Rd
                Causeway Bay, Hong Kong

Common Stock    Hobert T Douglas, Attorney              5,000      .02%
                2529 E. Lancaster Ave.,
                Ft Worth, TX 76103

Total                                             400,005,000      100%


DESCRIPTION OF SECURITIES

The Bonds:   Corporate Bonds to the order of bearer in the
total amount of Five Million US Dollars (US$5,000,000.00) with a maturity date of 25 years, from July 1st, 1999 to June 30th, 2024. The characteristics and denominations of the bonds are as follows:

Five thousand (5,000) bonds of One Thousand Dollars (US$1,000.00) each, payable at a floating interest rate of 0.5% per year over the 25-year U.S. Treasury Yield rate for dollar ($) deposits, this rate to be fixed on the first Friday of June of each year. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum.

Sinking Fund I: Will guarantee payment of Principal of these bonds at maturity. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States
Treasury, which at maturity will equal $5,000,000.00 and be utilized to pay off the Bond principal.

Sinking Fund II: Will guarantee payment of Interest on these bonds at maturity, should we default on the interest payment to the bondholders. This Sinking Fund is created by the purchase of U.S. Treasury "Strips" issued by the United States Treasury or by a "Guaranteed Fixed Annuity" or a " Surety Bond" issued by an "AAA" rated Insurance Company. Upon maturity will equal $8,437,500.00 and be utilized to pay off the interest due bondholders, should default on interest payment occur.

Secured promissory notes: Secured promissory notes bearing an aggregate principal value of US$5,000,000.00 at 8.75% per year from our borrowers will also guarantee payments of interest to Bondholders. The borrower's interest payments will be collected by the custodial agent and used to pay interest on these bonds yearly.

ADDITIONAL INFORMATION FOR BOND OFFER

This offering shall be on a "best effort" and "50% minimum subscription" basis. The "first closing" will take place after a minimum of Fifty Percent (50%) or Two and half Million
Dollars  (US$2,500,000.00) of bonds have been sold.

Presently, there is no procedure to change or modify the rights of bondholders, nor is one contemplated for the future.

DETAILED DESCRIPTION OF THE RIGHTS AND OBLIGATIONS OF BONDHOLDERS

The bonds shall earn interest at the annual rate of 0.5% over the 25-year U.S. Treasury Bond Yield rate for dollar deposits. Such rate to be fixed on the FIRST Friday of June of each year. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum.

Interest shall be paid annually in arrears through a custodial agent, by cashier's check sent via airmail to the most recent address provided by the remitter of the interest coupons when presented for payment. More specific instructions and payment procedures will be provided with delivery of the bonds.

The bonds shall have duration of twenty-five (25) years and shall be fully redeemed on the maturity date June 30th,,2024, except that the Bondholders have the right to present the bonds for cash redemption at anytime after June 30th, 2017, provided that 180 days advance written notice is given to the Company. Such redemption shall be made at one hundred percent (100%) of the face value of each bond so redeemed. The Company expects that sufficient cash or cash equivalents will be available so that, when combined with the market value of the Sinking Fund investments, a total redemption could be completed at the end of twenty years without calling the underlying loan or liquidating any of the Company's equity interests in the borrowers.

There are no provisions to maintain a determined amount of assets to secure these bonds, except for the Sinking Fund described herein and the secured Promissory Notes issued to the benefit of this Company by the borrowers.

As a guarantee for the principal payment of the bonds at their maturity, this Company has authorized the Custodial Agent to purchase US$5,000,000.00 face value of U.S. Treasury "Strips" Bonds with a maturity no later than June 30th, 2024. The Company has allocated funds sufficient to accomplish this purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00), are sold.

As a guarantee for the interest payment of the bonds should a default occur, the Company has authorized the Custodial Agent to purchase US$8,437,500.00 face value of U.S. Treasury "strips" Bonds or "AAA" rated Guaranteed Fixed Annuity or a Surety Bond with a maturity date no later than June 30th, 2024. The Company has allocated funds sufficient to accomplish this purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00) are sold.

As guarantee for interest payment to bondholders, the Company will obtain secured Promissory Notes from the borrowers of the money originated from the sale of this bond. Said notes will earn interest at an annual rate of 8.75% fixed. The borrowers will pay the interest semi-annually in arrears to the Paying Agent for benefit of this Company, who will then make interest payments annually in arrears to the bondholders.

The Promissory Notes, which also may be executed in the form of corporate debentures, are secured or guaranteed by substantially all of the assets owned or to be obtained by the borrowers. None of the debt instruments are individually or personally guaranteed.

To date, there are no provisions to allow or restrict the issuance of additional securities, additional indebtedness, or modify the terms of issuance or other similar provisions.

Other than the Sinking Funds previously described, this company does not plan to deposit or establish additional collateral that will serve to guarantee these corporate bonds. In fact, this company has dedicated substantially all of its assets to guarantee payment of principal and interest to the holders of these securities.

Bondholders may assign or transfer their rights and interest under this bond. The company takes no responsibility for the validity of any assignment; bondholders must make a change of ownership rights in writing and send it to our home office. The change will be effective on the date the change was made, although the company is not bound by a change until the date recorded.

Interest shall be due and payable on the 30th of June of each year until maturity date (June 30th, 2024).

AGENTS

The Custodial, Transfer and Registrar Agent: We will initially act as custodial, transfer and registrar agent for these bonds and reserve the right to appoint a custodial, transfer and registrar agent at our sole discretion,

The Paying Agent: We will initially act as Paying Agent for the bonds and reserve the right to appoint a paying agent at our sole discretion.

INTEREST OF NAMED EXPERTS AND COUNSEL

Interests of Named parties and Counsel: Our Sponsor, Executive Business Services (EBS), which is a partnership owned by Mr. Boniface Suleman Odiodio who holds the position of President and Chairman of the Board of Directors of the Company and Mr. David M. Swanner Jr., who holds the position of Vice President and Secretary of the Board of Directors of the Company, own 49.99% (200,000,000 shares) of the outstanding common equity and have no ownership interest in these securities.

Hobert T. Douglas, our legal counsel, owns .02% (5,000 shares) of our outstanding common equity and has no ownership interest in these securities.

Mr. Jermyn Chan and Upperace Enterprise Inc. owns' 49.99%
(200,000,000 shares) of the outstanding common equity of the company and have no ownership interest in these securities.

The Accountants, Auditor, Indenture Trustee, Escrow Agent ,
Financial Advisor and Bankers have no ownership interest in any of the debt or equity securities of this company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Indemnification: The Company under the Articles of Incorporation, indemnifies "the shareholders, directors, management and employees of all legal acts performed on behalf of the corporation in good faith." In the By-laws, the Company further indemnifies to the fullest extent of the law all the shareholders, directors, management and employees to the extent they relied on opinion of counsel and Insofar as, indemnification for liabilities arising under the Securities Act of 1933 may be permitted. This company has been informed that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

This Company has been created solely for the purpose of the issuance of these bond offerings and, accordingly, has been in existence less than five years.

DESCRIPTION OF BUSINESS

Principal Products: Our only product at this time are financial services. We are in the financing business and we intend to obtain our clients from the general business market by advertising and marketing of our specialized lending services.

The financing is long term interest only loans to qualified borrowers, with strong cash flow that can meet the interest payment burden over the term of the loan.

The primary business purpose and goal is to develop and engage in long-term lendering in and outside the United States.

We, along with qualified consultants will locate qualified borrowers; in order to be successful in a competitive environment, we will take the following actions:

 - Establish a strong administrative base
 - Obtain expertise in the lending industry
 - Possess and implement a strategic marketing plan
 - Offer marketable products
 - Maintain adequate financial resources
 - Comply with all legal regulations

Our management has experience in accounting and finance, which will provide this company a greater degree of stability in its proposed operations.

Marketing Capabilities: Our target market can be characterized as limited, demanding and global. Under the best conditions, investors and lenders are invariably hindered by, among other things, regulatory controls and reporting and foreign exchange requirements. With substantial experience in these matters, our management intends to develop and implement strategic marketing plans designed to promote our services to potential clients worldwide.

Financial Resources: This company seeks to achieve and maintain a constant reserve of working capital for operation; to successfully conduct our proposed operation, liquidity and the ability to sustain overhead expenses is essential. We intend to generate working capital through the creation of multiple profit centers within our operations.

Sources of Revenue: We will receive over 95% of our revenue from borrower interest payments and bond issuance sales commissions through these bond offerings; therefore we will seek the best possible clients to finance.

Subsidiaries: The Company does not own a percentage in any subsidiary, and we are not a subsidiary of any other company.
We have no percentage of voting class shares in any company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

We are recently organized and have no operations, revenues from operations, or assets other than cash from the initial sale of shares of common stock to officers, directors, and other persons. We face all of the risks inherent in a new business and no assurance can be given that our plans will prove
successful.   An investment in these bonds must be regarded as
the placing of funds at risk in a new or "startup" venture with all of the expenses and difficulties to which such ventures are subject.

DESCRIPTION OF PROPERTY

Location of Asset and Encumbrances: All our assets are located in Fort Worth, Texas, USA and are listed in the financial statements section.

MARKET FOR SECURITIES AND RELATED SECURITIES MATTER

We are not presently listed on any exchange and there is no market for our securities. There can be no assurance that an active trading market for our bonds will be developed or maintained following this offering, or that the bonds purchased by investors in this offering may be resold at their original price or any other price. If no market develops, the bonds will be illiquid and funds will not be available to the investor.

EXECUTIVE COMPENSATION

We have agreed to pay the following executives these salaries for their services to the company

Mr. Boniface Suleman Odiodio      $50,000.00 per year as the President
Mr. David M. Swanner, Jr.         $50,000.00 per year as Vice President
Mr. Jermyn Chan                   $50,000.00 per year as Vice President



CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

We are not in disagreement with the accountant on accounting and financial disclosure per the financial statement in this prospectus.





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                                      16

INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Intercontinental Capital & Investment Fund, Inc.
Fort Worth, TX

We have audited the accompanying balance sheet of Intercontinental Capital & Investment Fund, Inc., (a development stage company) as of June 30, 1999, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (September 29, 1998) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit,

We conducted our audit in accordance with generally accepted auditing standards, Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation, We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intercontinental Capital & Investment Fund,
Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period from inception (September
29, 1998) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
As discussed in Note 2 to the financial statements, the Company has suffered losses since inception, its current liabilities exceed its current assets, and it has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.


Fort Worth, Texas
July 26, 1999

3275

                INTERCONTINENTAL CAPITAL &, INVESTMENT FUND, INC.
                         (A Development Stage Company)
                                 BALANCE SHEET
                                 JUNE 30,1999

ASSETS

CURRENT ASSETS
        Cash                                             $     109

Total current assets                                     $     109

TOTAL ASSETS                                             $     109

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
        Accounts payable and accrued expenses            $   5,538
        Customer deposit                                 $   5,450

Total current liabilities                                $  10,988

STOCKHOLDERS' DEFICIT
	Preferred stock, no par value,
	100,000,000 shares of Class A and
	100,000,000 shares of Class B authorized,
        none issued
	Common stock, no par value,
	500,000,000 shares authorized,
        400,005,000 shares issued and outstanding           50,000
        Deficit accumulated during the development stage   (38,279)
        Deferred consulting                                (22,600)
                                                           (10,879)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT              $     109


The Notes to Financial Statements,
Is an Integral part of this statement,

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                        (A Development Stage Company)
                           STATEMENT OF OPERATIONS
                   PERIOD FROM INCEPTION (SEPTEMBER 29,1998),
                               TO JUNE 30, 1999

REVENUE                                                         $      -

OPERATING EXPENSES
        Legal, professional and consulting fees                   38,138
        General and administrative                                   146

Total operating expenses                                          38,284

Operating loss                                                    38,284


OTHER INCOME (EXPENSE)
        Interest income                                                5
Net loss                                                       ($ 38,279)
Net loss per share                                             ($   0.00)

Weighted average number of shares outstanding                400,002,564


The Notes to Financial Statements are
an Integral part of this statement.

               INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                        (A Development Stage Company)
                     STATEMENT OF STOCKHOLDERS' DEFICIT
                PERIOD FROM INCEPTION (SEPTEMBER 29, 1998)
                              TO JUNE 30,1999

BALANCE,
SEPTEMBER 29,                         -    $      -      $      -     $       -
1998 (Inception)

Issuance of common
Stock for services          200,005,000      40,400             -       (40,400)

Issuance of common
Stock for cash              200,000,000       9,600             -             -

Recognition of services
Performed for stock                   -           -             -        17,800

Net loss                              -           -       (38,279)            -

BALANCE,
JUNE 30,1999                400,005,000    $ 50,000      ($38,279)   ($  22,600)



The Notes to Financial Statements
an Integral part of this statement

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                         (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
                   PERIOD FROM INCEPTION (SEPTEMBER 29,1998)
                              TO JUNE 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                               ($  38,279)

Adjustments to reconcile net loss to
 net cash used in operating activities

Recognition of services performed for stock                17,800
Changes in assets and liabilities
        Accounts receivable escrow                         (2,050)
        Customer deposits                                   5,450
        Accounts payable and accruals                       5,538

Net cash used in operating activities                      (9,491)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock                                        9,600

Net cash provided by financing activities                   9,600

Net increase in cash                                          109

CASH, BEGINNING OF PERIOD                                       -

CASH, END OF PERIOD                                     $     109

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES

Noncash investing and financing activities -for the period from inception (September 29, 1998) to June 30, 1999 includes
200,005,000 shares issued for consulting and legal services to be performed valued at $40,400.


The Notes to Financial Statements are
an Integral part of this statement.

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Business Activity

The Company has been in the development stage since its formation on September 29, 1998. The Company plans to provide. commercial financial services, currently, the Company is dependent on its founders and major stockholders for working capital.

Advertising

Advertising costs are expensed as incurred.

Cash Flows Presentation

For purposes of the statements of cash flows, all highly liquid investments with initial maturities of ninety days or less from the date of purchase are considered to be cash equivalents.

Income Recognition

Interest income from finance receivables will be recognized using the 'interest (actuarial) method.
Accrual of interest income on finance receivables will be suspended when the collectibility of interest or principal of the loan is considered doubtful, The accrual will be resumed when the loan becomes contractually current, and past due interest income will be recognized at that time.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has issued Financial Accounting Standards (SFAS) No. 130,
Reporting Comprehensive Income. This statement requires an enterprise to display total comprehensive income
(total nonowner changes in equity) in a full set of financial statements. Currently the Company has no items to be reported as "other comprehensive income".

In addition, FASB has issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related
Information, This statement requires a "management approach" as opposed to an industry approach in defining operations to be shown as separate segments.
Currently, the Company plans to operate in one segment.

The Company has adopted SFAS No. 130 and No. 131 for its fiscal year beginning September 29, 1998. There was no significant impact in financial statement presentation as a result of implementing these new accounting standards.

Loss Per Common Share

The basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period. Diluted earnings per share are not presented because the company has issued no dilutive potential common shares.

NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, no revenue and has incurred losses from operations since inception. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern, The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to raise additional funds through the issuance of floating rate bonds. A portion of the funds to be raised will be used to provide commercial financial services and for working capital. The Company believes that these actions will enable it to carry out its business plan and ultimately to achieve profitable operations.

NOTE 3. RELATED PARTY TRANSACTION

The Company has issued stock pursuant to various consulting agreements. Deferred consulting costs, which are valued based on the estimate of services to be provided, are recorded as a reduction of stockholders equity and will be amortized over the life of the agreements or as fees for services are incurred.

NOTE 4. INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to, reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities, At June 30, 1999, there was no current or deferred tax expense,

Deferred tax asset and liability balances are as follows:

Deferred tax asset            $5,742
Deferred tax liability             -
Net deferred tax asset         5,742
Valuation allowance           (5,742)
                              $    -

The net change in the valuation allowance for the period from inception (September 29, 1998) to June 30, 1999 was $5,742.
The deferred tax asset results from a net operating loss carryover.

The Company has a net operating loss carryover of approximately
$38,000 available to offset future income for income tax reporting purposes, which will ultimately expire in 2019 if not previously utilized.

NOTE 5. YEAR 2000 ISSUES

The Company has completed its remediation plan to resolve the potential impact of the Year 2000 on the ability of its computerized information systems to accurately process information that may be date sensitive. The Company believes its computerized information systems are Year 2000 ready. However, because of the unprecedented nature of the Year 2000 issue, the success of its remediation efforts will not be determinable until the year 2000 and thereafter. Therefore, management cannot assure that the Company or the parties with whom it does business will be Year 2000 ready.






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                                      24

GENERAL INFROMATION

Questions and other Communications:

Any questions about these bonds should be directed to Intercontinental Capital & Investment Fund Inc. home office:
P.O. Box 15155, Fort Worth, TX 76119 (817) 534-7305.

Reports:

We will mail to the bondholder any report and communication required by any applicable law or regulation; Investors should therefore give us prompt written notice of any address change.


SUPPLEMENTAL EXHIBITS INDEX

The following exhibits are not furnished as a part of this Prospectus; however copies of the exhibits will be made available to perspective purchasers, upon written request, at a reasonable time prior to purchase.

Exhibit 1.  Underwriting Agreement see Exhibit D
Exhibit 2. Plan of acquisition, reorganization, arrangement, liquidation or succession
Exhibit 3.  Instrument defining the rights of security holders
Exhibit 4.  Opinion re legality
Exhibit 5.  Opinion re tax matters
Exhibit 6.  Material contracts  (Escrow Agreement and Trust Agreement)
Exhibit 7.  Consent of experts and counsel (Auditor consent Letter)
Exhibit 8.  Power of attorney
Exhibit 9.  Statement of eligibility of trustee
Exhibit 10. Invitation for competitive bids

Other Additional Exhibit
Exhibit A   Other Financial Data and projections Articles of Incorporation
Exhibit B   Other General information
Exhibit C   Articles of Incorporation
Exhibit D   Directors meeting to issue the Corporate Bond Series 1 Floating rate 1999 - 2024
Exhibit E   Resolution to appoint The Indenture Trustee, Custodial, Transfer,
            Registrar, Paying, Conversion and Escrow Agent

Appendix
Appendix A  Indenture Agreement and accompanying documents

                          SUBSCRIPTION AGREEMENT
              IMPORTANT: PLEASE FILL OUT APPLICATION COMPLETELY.
                TYPE OR USES A BLACK BALLPOINT PEN. PRESS HARD.


INVESTOR: To purchase units of the currently effective Corporate Bond, you must complete and sign this INSTRUCTIONS subscription agreement and deliver it to your security broker together with your check. YOUR CHECK SHOULD BE MADE PAYABLE
TO: INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. (ISSUER), in order to invest, it is necessary that all items on the subscription agreement be completed.


NAME _______________________________________________________________

NAME _______________________________________________________________

ADDRESS_____________________________________________________________

CITY_______________________STATE_______________COUNTRY______________

TAX ID OR SS# _________________________________


1. INVESTMENT: Insert the number of units to be purchased and multiply the dollar amount of the investment [$1,000.00 x
[______________ ] no. of Units].

2. OWNERSHIP: Check the appropriate box indicating the manner in which the title is to be held. Please note that the box checked must be consistent with the number of signatures indicated in Section 6. (See Instruction 6.) For a partnership, corporation, custodianship, or trust, the box checked must be consistent with the legal title (registration).

Participants in an IRA or unincorporated plan should note that such a purchase does not in itself create the plan. You must create the plan through a bonafide custodian or trustee who will execute the subscription agreement.

3. REGISTERED OWNER: Please type or print the exact name (registration) that the investor desires on the account. If the investor is an individual, partnership, or corporation, please include in this space the complete name and title in which the investment is to be held. If the investor is a trust, such as an IRA or unincorporated plan, please include the name and address of the trustee and the trust name.

For a trust or custodian investment including an IRA, unincorporated plan, or other such trusts or custodianships, monthly distribution checks and investment correspondence will normally be sent to the trustee or custodian. For the plan participant to receive correspondence at a home or other address, place that address on the mailing address line in
Section 5 (Additional Recipient). All investors and/or plan participants must complete the spaces provided for Social Security numbers. A trust, corporation, partnership, custodian, and/or estate must additionally furnish a Tax Identification Number.

4. ANNUAL CHECKS: After impounds are met, INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. will commence annual distributions of cash available for investors. Please insert "same" if the annual checks are to be mailed to the name and address of the registered owner given above. Please insert the name of the financial institution and the account number if checks are to be sent to a bank or savings and loan or other financial institution or destination.

5. ADDITIONAL RECIPIENT: All periodic reports and financial statements will be sent to the registered owner at the address given above. If the investor wishes additional reports and financial statements sent to anyone other than the registered owner, or to an address other than the registered owner's, or if the ownership is under the Uniform Gift to Minors Act, or is a fiduciary, insert the name and address of the additional person to receive reports and financial statements. As an example, a participant in a corporate pension plan directed account or a beneficiary under a trust agreement might wish to receive reports and financial statements at his home address.

6. SIGNATURE: Complete the information requested and sign in the space(s) provided. If title is to be held as joint tenancy or tenants in common, at least two signatures are required. In the case of community property, only one investor signature is required. If you have questions regarding the completion of this form, please call your registered representative.

7. BROKER/DEALER REGISTERED REPRESENTATIVE It is necessary that all items be fully completed. Include registered representative's name and branch office address. Indicate broker dealer home office address. The registered representative must sign where indicated in order for the application to be accepted. In addition registered representative's telephone number must also be provided.

8. COPY DISTRIBUTION: To the Issuer

9. BY MAIL TO ISSUER:


        INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. ESCROW ACCOUNT
                              P.O. Box 15155
                         Fort Worth, TX  76119, USA

                           BY MAIL TO ESCROW AGENT:

                         U.S. Trust Company Texas N.A.
                         2001 Ross Avnue,  Suite  2700
                              Dallas, TX  75201
                                214  754-1255

SUBSCRIPTION AGREEMENT

Signature Page and Power of Attorney

The undersigned desires to become a Bondholder in this issue of INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. ("The Issuer") and to purchase the number of Bond units ("Units") appearing at the end of this subscription agreement in accordance with the terms and conditions of the Prospectus of the Issuer. In connection therewith, the undersigned hereby represents, warrants, and agrees as follows:

1. SUBSCRIPTION The undersigned agrees to purchase the number of Units set forth above his signature at the end of this subscription, and hereby tenders the amount required to purchase such Units ($1,000.00 per Unit; minimum subscription:
see the Prospectus).

2. ADOPTION The undersigned hereby specifically adopts each and every provision of the agreement.

3. REPRESENTATION

(a) the undersigned is subscribing for
Units solely for his own account or for the account indicated below and not for the benefit or account of any other person or entity.

(b) The undersigned is aware that (i) this subscription may be rejected in whole or in part by INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. in its sole discretion and (ii) in any event this subscription will be returned to the undersigned (with interest as described in the Prospectus), if subscriptions for at least the minimum number of Units specified in the Prospectus are not received prior to termination of the offering.

(c) The undersigned is an individual, person, entity, or fiduciary, which meets the suitability standards set forth in the Prospectus under " The Risk Factors."

NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF
ACTION THAT THE UNDERSIGNED MAY HAVE UNDER ANY FEDERAL OR
STATE SECURITIES LAW.

4. SPECIAL POWER The undersigned hereby makes, constitutes, and appoints The Issuer, a Texas Corporation, with full power of substitution, his true and lawful attorney, for him and in his name, place, and stead for his use and benefit in accordance with this agreement

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF
THE SEC, EXCEPT AS PERMITTED IN THE COMMISSION'S RULES.

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.


__________________________________________________________
THE INVESTOR 			DATE

__________________________________________________________
THE INVESTOR 			DATE

                               TYPE OF OWNERSHIP

Please Circle One
1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Both parties must sign.

3. TENANTS IN COMMON: Both parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature is required.

5. TRUST: The trustee signs the Subscription Agreement.
Provide the name of the trust, the name of the trustee, and the name of the beneficiary.

6. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership. In which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

7. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation, and (2) a certified copy of the Board's resolution authorizing the investment.

8. IRA: Requires signature of an authorized signer, i.e. an officer of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for him or her to receive checks and other pertinent information regarding the investment.

9. SEP: The custodian signs the Subscription Agreement.

10. CORPORATE PENSION PLAN PROFIT SHARING PLAN: The custodian signs the Subscription Agreement.

11. UNIFORM GIFT TRANSFER TO MINORS ACT (UGMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate the state under which UGMA is being made.

12. UNINCORPORATED PLAN (KEOGH): Same rules as those applicable to IRA's.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THIS COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED BONDS TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVER OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE BE NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                Intercontinental Capital & Investment Fund Inc.

                                $5,000,000.00

                                  5000 units

                       Offering Price $1,000.00 per unit

             Corporate Bond Series 1, Floating Rate Notes 1999 -2024

                              ------------------
                                  PROSPECTUS
                              ------------------

                               August 30th, 1999

                Intercontinental Capital & Investment Fund Inc.
                                P.O. Box 15155
                          Fort Worth, Texas 76119 USA
                                 817-534-7305
                               Fax 817-534-7803

                               END OF PROSPECTUS

PART II --INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Company under the Articles of Incorporation, Article nine, which states "the corporation indemnity the shareholders, directors, management and employees of all legal act performed on behalf of the corporation in good faith". See Exhibit
Articles of Incorporation.   The company further indemnifies
to the fullest extent of the law all the shareholders, directors, management and employees to the extent they relied on opinion of counsel. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted, it has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No statute, charter provision, by-laws, contract or other arrangement that insures or indemnifies any controlling person, director or officer of the Company in their capacity in unless as the statement made above.

Other Expenses of Issuance and Distribution

ISSUANCE EXPENSES

A) INVESTIGATION EXPENSES:
The Issuer has paid these expenses to several research companies who have provided information on the economic and political situation in the United States of America, European
Community. And Asia and general market trends Total = $3,500.00

B) REGISTRATION EXPENSES:
These are expenses incurred in the preparation of documents that must be presented to the Securities and Exchange
Commission (SEC) and include registration tax, notaries fees, sealed paper, stamps, authentication, courier, etc.
Total = $ 5,404.95

C) LEGAL EXPENSES:
These are expenses paid by the Issuer to a law firm for professional fees related to the Issuer's incorporation and registration, amendments to its charter, consultations, opinions and fees for registering the bonds offering with the Securities and Exchange Commission (SEC).
Total = $ 28,500.00

D) PRINTING EXPENSES:
The Issuer in printing a specified number of information prospectuses to be distributed among prospective investors incurs these expenses. Total = $ 1,500.00

E) PUBLICITY EXPENSE:
These are expenses incurred by the Issuer for advertisements placed in various means of information, such as newspapers, magazines, mail, etc. Total = $ 5,000.00

F) ACCOUNTING EXPENSES:
The Issuer paid these expenses to a firm of certified public accountants for the analysis of the financial statements of Participants and for the preparation of financial statements and other documents related to the bonds offering.
Total = $ 4,750.00

G) TRAVEL EXPENSES:
These expenses are incurred by the Issuer and include airfare, hotels, lodging, communications, transportation of documents, etc. Total = $ 2,500.00

H) OTHER EXPENSES:
In addition to the expenses identified above, the Issuer has incurred, and will continue to incur, substantial additional expenses for subsidizing the distributors' sales efforts.
Total = $ 146.20

I) ADMINISTRATIVE EXPENSE: These expenses are incurred by the Issuer and include office, telephone and staffing.
Total = $ 2,025.00

J) TOTAL EXPENSES:
All expenses incurred by the Issuer in registration of the bonds offering amount to:
GRAND TOTAL = $ 53,326.15

Recent Sales of Unregistered Securities

Except the common equity of the company sold to Executive
Business Service  (200,000,000) shares and Upperace
Enterprise, Inc. (200,000,000) shares and Hobert T. Douglas
(5,000) share at the formation of the company, no recent sale of any of the companies securities has be made.

THE FOLLOWING HAVE BE INCORPORATED AS EXHIBITS:

Exhibit 1.   Underwriting Agreement see Exhibit D

Exhibit 2. Plan of acquisition, reorganization, arrangement, liquidation or succession

Exhibit 3.   Instrument defining the rights of security holders

Exhibit 4.   Opinion re legality

Exhibit 5.   Opinion re tax matters

Exhibit 6.   Material Contracts

Exhibit 7.   Consent of experts and counsel

Exhibit 8.   Power of attorney

Exhibit 9.   Statement of eligibility of trustee

Exhibit 10.  Invitation for competitive bids


Other Additional Exhibit

Exhibit A    Other Financial Data and projections

Exhibit B    Other General information

Exhibit C    Articles of Incorporation

Exhibit D    Directors meeting to issue the Corporate Bond Series 1
             Floating Rate 1999 - 2024

Exhibit E    Resolution to appoint The  Indenture Trustee Custodial
             Agent, Transfer Agent, Registrar Agent, Paying Agent,
             Conversion Agent and Escrow Agent for Bond Series 1

Appendix

Appendix A   Indenture Agreement and accompanying documents


                      EXHIBITS BEGIN ON FOLLOWING PAGE

Exhibit 1.
Underwriting Agreement:

NOT APPLICABLE

This Bond was Internally Underwritten, therefore no underwriting agreement is required.


Exhibit 2.
Plan of acquisition, reorganization, arrangement, liquidation
or succession.   See "use of proceed".  The Company has no plan
of acquisition of any type.





          (This rest of this page has been left blank intentionally)

Exhibit 3. Instrument defining the rights of security holders

                             Front of instrument

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC
           CORPORATE BOND SERIES 1, FLOATING RATE NOTES 1999 - 2024


BOND NUMBER:                            0000
PRINCIPAL AMOUNT:                       $1,000.00
INTEREST: 				0.50% Over  US Treasury yield for
same year maturity MINIMUM INTEREST:    6.75%
ISSUE DATE:                             July 1st, 1999
MATURITY DATE:                          June 30th, 2024
PRINCIPAL GUARANTEE:                    100% Face Value
INTEREST GUARANTEE:                     100% Face Value

For value received, we the undersigned Intercontinental Capital & Investment Fund Inc., hereby irrevocably and unconditional without protest or notification promise to pay against this promissory notes to the order of the bearer or the holder thereof at maturity the sum of $1,000.00, upon presentation and surrender of this note at the office of Intercontinental Capital & Investment Fund Inc. or the paying agent. Such payment shall be made by cash or check in US Dollars, without set-off and free and clear of any deduction or charges, fees, deduction of withholding of any nature now or hereafter imposed, levied or assessed by any government, political subdivision or authority thereof or therein.

The interest shall be due and payable on the 30th of June each annually until maturity date at the rate of 0.50% over the US
Treasury yield rate for the same year maturity, in any even not less that 6.75% per year.

The interest is payable upon presentation and surrender of the interest coupon at the office of Intercontinental Capital & Investment Fund Inc. of the paying agent. Such payment shall be made by cash or check in US Dollars, without set-off and free and clear of any deduction or charges, fees, deduction of withholding of any nature now or hereafter imposed, levied or assessed by any government, political subdivision or authority thereof or therein.

This note is guaranteed 100% principal and interest for the face
Value by U.S. Treasury "Strip" Bond.

For and on Behalf of: Intercontinental Capital & Investment Fund
Inc.

___________________________________
President
                                                       Corporate Seal
__________________________________
Vice President

                              Back of instrument

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC
             CORPORATE BOND SERIES 1, FLOATING RATE NOTES 1999-2024

DETAILED DESCRIPTION OF THE RIGHTS AND OBLIGATIONS OF BONDHOLDERS

The bonds shall earn interest at the annual rate of 0.5% over the 25-year U.S. Treasury Bond Yield rates for dollar deposits, such rate to be fixed on the FIRST Friday of June of each year. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum.

Interest shall be paid annually in arrears through a custodial agent, by cashier's check sent via airmail to the most recent address provided by the remitter of the interest coupons when presented for payment. More specific instructions and payment procedures will be provided with delivery of the bonds.

The bonds shall have duration of twenty-five (25) years and shall be fully redeemed on the maturity date June 30th, 2024, except that the Bondholders have the right to present the bonds for cash redemption at anytime after June 30th, 2017, provided that 180 days advance written notice is given to the Company. Such redemption shall be made at one hundred percent (100%) of the face value of each bond so redeemed. The Company expects that sufficient cash or cash equivalents will be available so that, when combined with the market value of the Sinking Fund investments, a total redemption could be completed at the end of twenty years without calling the underlying loan or liquidating any of the Company's equity interests in the borrowers.

There are no provisions to maintain a determined amount of assets to secure these bonds, except for the Sinking Fund described herein and the secured Promissory Notes issued to the benefit of this Company by the borrowers.

As a guarantee for the principal payment of the bonds upon their maturity, this Company has authorized the Custodial Agent to purchase US$5,000,000.00 face value of U.S. Treasury "Strips" Bonds with a maturity no later than June 30th, 2024. The Company has allocated funds sufficient to accomplish this purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00), are sold.

As a guarantee for the interest payment of the bonds should the company default, the Company has authorized the Custodial Agent to purchase US$8,437,500.00 face value of U.S. Treasury "strips" Bonds or "AAA" rated Guaranteed Fixed Annuity or Surety Bond with a maturity date no later than June 30th, 2024. The Company has allocated funds sufficient to accomplish this purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00), 00are sold.

As guarantee for interest payment to bondholders, this Company will obtain secured Promissory Notes from the borrowers of the money originated from the sale of this bond. Said notes will earn interest at an annual rate of 8.75% fixed. The borrowers will pay the interest semi-annually in arrears to the Paying Agent for benefit of this Company, who will then make interest payments annually in arrears to the bondholders.

These Promissory Notes, which also may be executed in the form of corporate debentures, are secured or guaranteed by substantially all of the assets owned or to be obtained by the borrowers. None of the debt instruments are individually or personally guaranteed.

To date, there are no provisions to allow or restrict the issuance of additional securities, additional indebtedness, or modify the terms of issuance or other similar provisions.

Other than the Sinking Funds previously described, this company does not plan to deposit or establish additional collateral that will serve to guarantee these corporate bonds. In fact, this company has dedicated substantially all of its assets to guarantee payment of principal and interest to the holders of these securities.

Bondholders may assign or transfer their rights and interest under this bond. The company takes no responsibility for the validity of any assignment; bondholders must make a change of ownership rights in writing and send it to our home office. The change will be effective on the date the change was made, although the company is not bound by a change until the date recorded.

Interest shall be due and payable on the 30th of June of each year until maturity date (June 30th, 2024).

For Valve Received,  I (we)  _____________________________
hereby sell, assign and transfer unto
_____________________________________________ The bond
represented by the within certificate and do hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said bond on the books of the within named Corporation with full power of substitution in the premises Dated ____________________, ______________

__________________________________________________________
Transfor
In Presence of ___________________________________



NOTE THE SIGNATURE OF THE ASSIGNMENT MUST CORRESPOND WITH  THE
NAME AS WRITTEN UPON THE FACE OF THE CERIFICATE IN EVERY
PARTICULAR, WITOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER

Exhibits 4 Opinion re Legality


                      HOBERT T. DOUGLAS II & ASSOCIATES
                              ATTORNEY AT LAW
                            2529 Lancaster Ave.
                           Fort Worth, TX 76103
                                817-531-3595

To whom it may concern:

Re:     Intercontinental  & Investment Fund Inc.
        Corporate Bond Series 1,
	Floating Rate Notes 1999-2024

In our opinion, the securities referenced above are legal securities and the corporation meets the requirement to issue said securities. And it is also our opinion based on the information provided by Intercontinental & Investment Fund Inc., that the corporation intends to issue and deliver the securities to the investors when sold

It is also our opinion that the securities as per the documents provided by Intercontinental & Investment Fund Inc. through the resolution issued by the board of directors that the securities when issued is a binding obligation of the company

It is also my finding, that Intercontinental & Investment Fund Inc. is a Texas Corporation and in good standing with the Secretary of State of the State of Texas. As of the date of this registration statement meets the entire requirement by the state of Texas and federal law to enter into this transaction. The corporation, through corporate resolution passed on January 29th, 1999 authorizes the officer signing on behalf of the corporation.

The corporation has of the date of this opinion is in good standing with the state of Texas and have the legal right and power to enter into this transaction.

It is also my opinion that the corporation has no legal obligation that limits its ability to enter into this transaction.

Sincerely,

/s/ Hobert T. Douglas

Hobert T.  Douglas
Attorney at Law

Exhibit 5.  Opinion re tax matters

OPINION RE TAX MATTERS


                      HOBERT T. DOUGLAS II & ASSOCIATES
                              ATTORNEY AT LAW
                            2529 Lancaster Ave.
                           Fort Worth, TX 76103
                                817-531-3595

TO WHOM IT MAY CONCERN

In my opinion, we are not aware of any tax effect or any material tax matter or a revenue ruling from the Internal Revenue Service that may have any material consequences to the instrument being issued under this registration statement.

I advise all investors to seek experts counsel in respect to their individual tax position.


SINCERELY,

/s/ Hobert T. Douglas

Hobert T. Douglas
ATTORNEY AT LAW

Exhibit 6 Material Contract

ESCROW AGREEMENT:

                              ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the 23rd, Day of August 1999, by and between Intercontinental
Capital & Investment Fund Inc. a Texas corporation ("Issuer") and U.S. Trust Company Texas, N.A. ("Escrow Agent").

RECITALS:

A. Issuer proposes to offer for sale to subscribers an aggregate of 5,000 units of Corporate Bond (the "Units") at a price of $1,000.00 per Unit, payable at the time of subscribing for a Unit. Each Unit represents one Interest in the Corporate Bond Series 1, Floating Rate Notes 1999-2024 the payment of $2,500,000.00 for at least 2500 Units will be paid into the escrow created by this Agreement.

B. Issuer intends to sell the Units on a best efforts "minimum or none" basis in a private and public offering (the
"Offering") by delivering to each subscriber an SEC Registered
Placement Memorandum (the "Memorandum") describing the
Offering.

C. Issuer desires to establish an escrow account in which funds received from subscribers would be deposited pending completion of the Escrow Period (as defined below). U.S. Trust Company Texas, N.A. agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Issuer hereby appoints U.S. Trust Company Texas, N.A. as Escrow Agent and Escrow Agent shall establish an escrow account (the "Escrow Account") on its books styled " Intercontinental Capital & Investment Fund Inc. Escrow Account." Commencing upon the execution of this Agreement, Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the offering of the Units in accordance with the terms herewith. Issuer agrees to notify the Escrow Agent promptly of the closing of the offering and sale of the Units,

2. Issuer shall cause all checks received from subscriber for Units to be promptly deposited into the Escrow Account. Issuer shall deliver to the Escrow Agent checks of the subscribers made payable to the order of the Intercontinental Capital & Investment Fund Inc. Escrow Account, and duly endorsed. Any checks that are received by Escrow Agent that are not made payable in this manner shall be returned to the Issuer. Issuer shall furnish to the Escrow Agent at the time of each deposit of the above-mentioned funds a list containing the name of each subscriber, the subscriber's address, the number of Units purchased, and the amount of the check being delivered to the Escrow Agent. Prior to the receipt of the Minimum (as described below), the Issuer is aware and understands that it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow Account during the Escrow Period shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

3. The Escrow period shall commence on the date hereof and shall terminate ten (10) business days following the earlier to occur of the following dates:

(a) The date upon which Escrow Agent confirms upon written request of the Issuer that it has received into the Escrow Account and collected gross subscription proceeds from the sale of fifty (50) Units aggregating in deposited funds (the "Minimum"); or

(b) The "Cessation Date," which for the purposes of this Agreement shall be March 20th, 2000 Unless (i) Issuer elects to continue to offer the Units for sale until some later date, as permitted by the Memorandum, and (ii) Issuer notifies Escrow Agent in writing no later than 10 days of such extension specifying the extended Cessation Date; or

(c) The date upon which a determination is made by the Issuer to terminate the Offering prior to the sale of the Minimum, as communicated to Escrow Agent in writing.

Notwithstanding anything to the contrary contained herein, the Cessation Date is intended to signify the date of the cessation of the Offering as provided in the Memorandum, and not the termination of the Escrow Period of this Agreement; and upon the occurrence of any of the events described in (a), (b) or
(c) above, the Escrow Period shall continue for such ten (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described in subparagraph (a), (b) and (c) has occurred.

4. The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder. The Escrow Agent hereby is authorized to forward each check for collection and deposit the proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Additionally, to insure that such funds have cleared normal banking channels for collection, Escrow Agent is authorized to hold for ten (10) business days funds to be released. Issuer shall immediately reimburse Escrow Agent any monies paid to it if thereafter the subscriber's check is returned unpaid. Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be returned to Issuer and need not be again presented by the Escrow Agent for collection. Issuer agrees to reimburse Escrow Agent for the cost incur-red with any returned check. The Escrow Agent shall not be required to invest any funds deposited in the Escrow Account and shall in no event be liable for any investment loss. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by Escrow Agent that have cleared normal banking channels and are in the form of cash.

5. If prior to the Cessation Date, subscriber's checks in an amount of at least the Minimum have been deposited in the Escrow Account, upon request from Issuer, Escrow Agent will confirm the amounts collected by it from subscriber's checks. If such amount is at least equal to the Minimum, the Issuer may send Escrow Agent a written notice providing a list of all accepted subscribers, specifying the total amount of their subscription to be remitted to Issuer, and containing a request to terminate the Escrow Period and remit such amount, less any fees or other amounts then owing from Issuer to Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) business days after such termination, by issuing its bank check payable to the Issuer or by depositing such amount directly into the account of Issuer maintained with U.S. Trust Company Texas, N.A., as designated in writing by Issuer to Escrow Agent. The Escrow Period shall not terminate upon receipt by Escrow Agent of such notice, but shall continue for such (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to Escrow Agent's receipt of such notice and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscriber's checks after receipt of such notice.

If, on the Cessation Date, the Minimum Amount has not been deposited with the Escrow Agent and collected, or if Issuer notifies the Escrow Agent in writing that Issuer elects to terminate the Offering as provided in paragraph 3(c) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of subscribers famished it as contemplated above. No subscriber shall be paid interest with respect to such deposited funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors.

For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

At such time as Escrow Agent shall have made the payments and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

6. As consideration for its agreement to act as Escrow Agent as herein described, Issuer agrees to pay the Escrow Agent an administration fee as in Exhibit A, upon execution of this Agreement, plus the fees described on the attached fee schedule. Further, Issuer agrees to pay all disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, all in accordance with the attached fee schedule or the other provisions of this Agreement. No such fees or reimbursements shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as the Minimum has been collected.

If the Issuer rejects any subscription for which Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber in the amount of the subscriber's check. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

7. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Cessation Date or
(ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

8. Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to Issuer, In the event of said resignation, and prior to the effective date thereof, Issuer, by written notice to Escrow Agent, shall designate a successor escrow agent to assume the responsibilities of Escrow Agent under this Agreement, and Escrow Agent immediately shall deliver any undisbursed Escrow Account funds to such successor escrow agent. If Issuer shall fail to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction.

9. The parties hereto agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

a. 	Escrow Agent shall have no obligation to
        invest the Escrow Account.

b. The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow
        Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to nor is it bound by, nor need it give consideration to the terms of provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement,
        (iii) any other agreements that may now or in the future be deposited with the Escrow agent in connection with this Agreement. The Escrow
        Agent is not a party to, is not responsible for, and makes no representation with respect to the offer, sale or distribution of the Units including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Units. The
        Issuer covenants that it will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow
        Agent pursuant to this Agreement, or for any disbursement made as authorized herein upon failure of the Issuer to give the notice within the times herein prescribed. The
        Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party, If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account or the proper interpretation of this Agreement, the Escrow
        Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute is settled, and the Escrow Agent has the absolute right at its discretion to do either or both of the following:

        (i)     Withhold and/or stop all further
                performance under this Agreement until
                the Escrow Agent is satisfied, by
                receipt of a written document in form
                and substance satisfactory to the Escrow
                Agent and executed and binding upon all
                interested parties hereto (who may
                include the subscribers), that the
                question, dispute, or disagreement had
                been resolved; or

        (ii)    File a suit in interpleader and obtain
                by final judgment, rendered by a court
                of competent jurisdiction, an order
                binding all parties interested in the
                matter. In any such suit, or should the
                Escrow Agent become involved in
                litigation in any manner whatsoever on
                account of this Agreement or the Escrow
                Account, the Escrow Agent shall be
                entitled to recover from the Issuer its
                attorneys' fees and costs.


        The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of such counsel
        (who shall not be counsel for the Issuer),

c. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

d.      THE ESCROW AGENT SHALL NOT BE LIABLE TO ANY
        PERSON FOR ANYTHING WHICH IT MAY DO OR
        REFRAIN FROM DOING IN CONNECTION WITH THIS
        AGREEMENT, INCLUDING THE ESCROW AGENT'S OWN
        NEGLIGENCE, BUT EXCLUDING THE ESCROW AGENT'S
        OWN GROSS NEGLIGENCE OR WILLFUL MALFEASANCE.
        IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE
        TO THE ISSUER OR ANY THIRD PARTY FOR SPECIAL,
        INDIRECT, OR CONSEQUENTIAL DAMAGES, OR LOST
        PROFITS OR LOSS OF BUSINESS, ARISING UNDER OR
        IN CONNECTION WITH THIS AGREEMENT.

e.      THE ISSUER HEREBY AGREES TO INDEMNIFY THE
        ESCROW AGENT FOR, AND TO HOLD IT HARMLESS
        AGAINST, ANY LOSS, LIABILITY, OR EXPENSE
        (INCLUDING, WITHOUT LIMITATION, ALL LEGAL
        EXPENSES INCURRED IN ENFORCING ANY OF THE
        PROVISIONS OF THIS AGREEMENT OR OTHERWISE IN
        CONNECTION HEREWITH) INCURRED WITHOUT GROSS
        NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART
        OF THE ESCROW AGENT, ARISING OUT OF OR IN
        CONNECTION WITH ENTERING INTO THIS AGREEMENT
        AND CARRYING OUT ITS DUTIES HEREUNDER,
        INCLUDING THE COSTS AND EXPENSES OF
        DEFENDING ITSELF AGAINST ANY CLAIM OF
        LIABILITY HEREUNDER OR ARISING OUT OF OR IN
        CONNECTION WITH THE SALE OF THE UNITS. THIS
        COVENANT SHALL SURVIVE THE TERMINATION OF
        THIS AGREEMENT.

f. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its Duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

10. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following address:

If to Issuer:        Intercontinental Capital & Investment Fund Inc.
                     P.O.  Box 15155
                     Fort Worth, TX  76119
                     Phone (817) 534-7305, Fax 817-534-7803

If to Escrow Agent:  U.S. TRUST COMPANY TEXAS, N.A.
                     Corporate Trust Department
                     2001 Ross Ave., Suite 2700
                     Dallas, Texas 75201
                     Phone (214) 754-1255

No notice to the Escrow Agent shall be deemed to be delivered until actually received by the Escrow Agent. From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five (5) days advance notice of such change in address in accordance with the provisions hereof

11. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and the laws of the United State applicable to transactions in Texas.

EXECUTED on the date first written above.

                ISSUER: Intercontinental Capital & Investment Fund Inc.

                /s/ Boniface Suleman Odiodio
                ____________________________________
                President

                ESCROW AGENT: U.S. Trust Company Texas, N.A.

                /s/ John Stohimann
                ____________________________________
                Authorized Officer

EXHIBIT A

                ESCROW AGENT FEE SCHEDULE


                ANNUAL ADMINISTRATIVE FEE               $2,000.00
                PAID AT CLOSING

                TRANSACTION FEES:
                DEPOSIT/ CLEARING CHECKS                $N/A
                RETURN SUBCRIPTION FUNDS - (CHECKS)     $5.00 PER CHECK

Exhibit 6 Material Contract
TRUST AGREEMENT

                                TRUST AGREEMENT

              THIS SETTLEMENT IS MADE THIS 25th DAY OF August 1999

                                      By
                Intercontinental Capital & Investment fund, Inc.
                    (Hereinafter referred to as the Settlor)
                                      for
                  Security-holders of Corporate Bond Series 1,
                          Floating Rate Note 1999-2024
                  (hereinafter referred to as the Beneficiary)
                                      And
                           Nevada First Holding, Inc.
                   (Hereinafter referred to as the Trustee)

The Settlor hereby instruct the Bank and or the Financial advisor hereinafter referred to as the protector to effect capital investment in the form of US Government Treasury
"Strip" or "AAA" rated Guaranteed Fixed Annuity in the settlor's name for the account of the settlor and for the benefit of the Beneficiary.

This Trust agreement is irrevocable and the Trust property can not be withdraw by any one or used for any reason other than the one stated under APPLICATION OF TRUST ASSETS, unless as required under the Trust Indenture agreement, attached hereto and made a part hereof this settlement.

The Trust Name shall be:
Intercontinental Capital & Investment fund Inc. Security-holder's Trust

THE TRUST ASSETS
The account is effected within the limit of the settlor's existing cash balance. The Trust assets shall be sinking Fund I and II and shall be created by the deposit with the protector 40.5% of $5,000,000.00 into the account to be invested in US Government Treasury "Strip" or "AAA" rated Guaranteed Fixed Annuity and of the deposit amount 18.5% to be allocated to Sinking Fund I and 22% to be allocated to Sinking Fund II.

WHEREAS, the Settlor has hereby transferred, conveyed and delivered to the Trustee the property described on "Schedule A", attached hereto and made a part hereof, to be held by the Trustee, together with any property which may hereafter be added thereto by the Settlor or by any other person by Will or otherwise, including the investments and reinvestments thereof, all of which are hereinafter referred to collectively as the "Trust Property," IN TRUST, for the purposes and with the powers and authorities and subject to the provisions, terms and conditions herein contained and in the Trust Indenture Agreement.

The Settlor here now irrevocably transfers all its right and power under the Trust Property to the Beneficiary.

APPLICATION OF TRUST ASSETS

        The Asset of the Sinking Fund I Trust are to be held in this trust for the benefit of the security-holders and to be liquidated in 25 years or as called for under the Trust Indenture Agreement and the Trust Property delivered to the security-holders as re-payment of their principle investment of $5,000,000.00.

        The Asset of the Sinking Fund II Trust are to be held in this trust for the benefit of the security-holders and to be liquidated in 25 years or as called for under the Trust Indenture Agreement and the Trust Property delivered to the security-holders as re-payment of accrued interest due security-holders as settlement for interest income of $8,437,500.00 in the event of default as defined in the Trust Indenture Agreement. If no even of default, than the sinking fund II Asset is delivered to the settlor in 25 years.

NOW THIS DEED WITNESSES AS FOLLOWS:

The Trustee shall hold, manage, invest and reinvest the Trust Property, shall collect all of the income therefrom, and, after the payment of expenses, shall dispose of the net income therefrom and the principal thereof as hereinafter provided by the Trust Indenture Agreement attached hereto and made a part hereof this settlement.

A. During the life of the Settlor and as long as the Settlor is not incapacitated, the Trustee shall pay or apply all of the net income from and so much of the principal of this Settlement as directed in the Trust Indenture
        Agreement.

B.      This Trust agreement shall be governor by the Trust
        Indenture Agreement.

REVOCATION AND AMENDMENTS

Anything to the contrary in this Deed notwithstanding, the Settlor may not revoke or amend the terms of this Settlement in whole or in part at any time.

OPINIONS OF COUNSEL

The Trustee may consult with counsel, in the State of Texas or elsewhere, who may be counsel to the Settlor, or to the Trustee, concerning any question which may arise with reference to the Trustee's duties or powers, or any of the provisions of this Agreement, and the opinion of such counsel shall be a full and complete authorization and protection with regard to any action taken or not taken by the Trustee in good faith and in accordance with such opinion of counsel, and the Trustee shall not be liable for any loss or damage sustained as a result thereof.

ADDITIONS TO PRINCIPAL

The Settlor, or any other person, shall have, with the consent of the Trustee, the right at any time to bequeath, devise, assign, transfer, set over and deposit with the Trustee additional property of any kind acceptable to the Trustee, including the proceeds of policies of life insurance, to be added to, held, invested or disposed of as part of the Trust Property.

PROTECTOR

A.	The Settlor shall have the power to appoint or remove one
- or more Protectors of the Trust Fund by delivering a written-signed instrument to the Trustee. A Protector shall have the right to exercise all powers held by the settlor except the right to appoint a Protector or to countermand any instruction given by the Settlor to the Trustee concerning a Protector. If at any time there is more than one Protector concurrently authorized to act they shall be required to act unanimously.

B.	Any appointment or removal of a Protector shall take
effect upon the receipt of the notice by the Trustee.

C.	A Protector may resign at any time by delivering written
notice thereof to the Trustee. Such notice shall be effective when received by the Trustee.

D.	The Settlor undertakes to pay   0% to the Protector
calculated on the amount invested as management fee on a yearly basis. Or not less than $0.00 per year.

GENERAL POWERS OF THE TRUSTEE

In addition to such other powers as may be granted to it by law, the Trustee shall have full power in its discretion:

To retain and invest only in US Treasury Strip Bond or Guaranteed Fixed Annuity with 25 years term. As advised by the protector

PROHIBITION OR UNENFORCEABILITY

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

WAIVER OF RIGHTS

No failure or delay on the part of either party in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.

This Trust Agreement will not cease by reason of desolation or loss of capacity to act of the Settlor, but will continue to remain in force.

EXECUTION BY COUNTERPARTS

This Settlement is executed in three counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed one and the same instrument.

GOVERNING LAWS:

This is established under the law of Texas and shall be governed, construed and regulated by such law, except that the Trustee may declare that this settlement shall be governed, construed and regulated by the law of such other jurisdiction as the trust shall determine for the public interest.

Name Address and Phone of Settlor:
                        INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC P.O. BOX 15155, FORT WORTH, TX 76119
                        PHONE  817-534-7305  FAX  817-534-7803

Name Address and Phone of Trustee
                        NEVADA FIRST HOLDING INC
                        4535 W. SAHARA AVE., SUITE 100A534
                        LAS VEGAS, NV89102
                        702-320-5315 FAX 702-320-5320

Name Address and Phone of Protector
                        AMERICAN EXPRESS FINANCIAL ADVISORS INC
                        IDS LIFE INSURANCE COMPANY
                        860 AIRPORT FREEWAY WEST, SUITE 401
                        HURST, TX 76054
                        PHONE 817-428-9898 FAX 817-428-9677

This Settlement shall terminate on June 30th, 2024, unless as otherwise set forth in the indenture agreement and the Trust Property shall be delivered to the Beneficiary.

IN WITNESS whereof the Settlor has hereunto set his hand and seal this 27 day of August, 1999.

SIGN SEALED AND DELIVERED BY

/s/  David M. Swanner
________________________________________________
Intercontinental Capital & Investment fund, Inc. Settlor
By It's Vice President

IN THE PRESENCE OF

/s/  Priscilla A. Tejada
_____________________________________________________ Notary Public

County of Tarrant State of Texas

This  27 day of August , 1999 				Notary Seal

                                 SCHEDULE A

                              TO DEED OF TRUST

                          DATED:  August 27, 1999

                             ORIGINAL PRINCIPAL

                                 $1,000.00

Exhibit 7 Consent of experts and counsel

WEAVER & TIDWELL, LLP
CERTIFIED PUBLIC ACCOUNTANTSAND CONSULTANTS
307 West  Seventh Street, Suite 1500
Fort Worth,  Texas 76102
817-332-7905
F 817-429-5936

INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Intercontinental Capital & Investment Fund, Inc. on Form SB-2/A of our report dated July 26, 1999, appearing in the Prospectus, which is part of this Registration Statement.


/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
August 25, 1999

Exhibit 8. Power of attorney
Power of attorney NOT APPLICABLE
See Subscription Agreement, Signature Page and Power of Attorney


Exhibit 9.  Statement of eligibility of trustee
Statement of eligibility of trustee: See Indenture Agreement and accompanying documents labeled Appendix A


Exhibit 10.
Invitation for competitive bids
NOT APPLICABLE
See  "Selling security Holder" Cash Sales in the prospectus




(This rest of this page has been left blank intentionally)

Exhibit A
Other Financial Data and projections


Other Financial Data & Projection

The following factors were assumed:

Assumptions

Gross offering is $5,000,000.00, Interest Paid to Bondholder 6.75%, Interest Paid by Borrowers 8.75%, Insurance was estimated at $12,500.00 per year, Administrative fee was estimated at $25,000.00 per year, Management fees was estimated at $10,000.00, Income tax was estimated at 3.5% per year, Interest earned on invested funds was estimated at 10% per year. Sinking fund I is based on a deposit of 18.5% of gross offering and Sinking Fund II is based on the deposit of 22% of gross.

Interest income is obtained by gross offering multiply by interest paid by borrower ($5,000,000.00@ 8.75%).

Interest Expense is obtained by gross offering multiply by interest paid to bondholder ($5,000,000.00@ 6.75%).

Net to Issuer is obtained by interest income less loan service fee, less interest expense, less insurance equal net to issuer.
{($5,000,000.00@ 8.75) - (5,000,000.00@ 6.75) -12,500.00}  US
Treasury Strip bonds.

Sinking fund I am based on a deposit of 17.5% of gross offering
(5,000,000.00 @18.5%) US Treasury Strip bonds.

Sinking Fund II is based on the deposit of 22% of gross offering (5,000,000.00 @22%) US Treasury Strip bonds.

Net interest income (Net to issuer) is obtained by interest income less, less interest expense, less insurance equal net to issuer. {($5,000,000.00@ 8.75) - (5,000,000.00@ 6.75) -
12,500.00}  US Treasury Strip bonds.

Interested Earned on invested funds is based on 10% of net interest income (net to issuer).

Gross cash flow is obtained by net interest income plus interest earned on invested funds.

Net cash flow is obtained by Gross cash flow less administrative fee estimated at $25,000.00 per year, Management fees estimated at $10,000.00, and Tax estimated at 3.6% per year.

Risk Factor of other financial date and projections:
1.  These are Estimates only and should not be considered actual
2.  Expense may increase
3.  Market conditions may change without notice
4.  Rates may change without notice
5.  No assurance that the projections will be attained
6.  Sinking fund may fall short of projections
7.  See "RISK FACTORS" above
All investors are advised to seek professional consultation before investing

                                    FUNDS
                                 ALLOCATIONS

                               General       Sinking       Sinking                       Net to
                 Gross       Underwriting    Fund I        Fund II        Insurance        The
                Proceed         Fees        Principal      Interest       Guaranty       Company
US Dollar    $5,000,000.00   $225,000.00   $925,000.00   $1,100,000.00   $250,000.00   $2,500,000.00
Percentage      100.0%          4.5%          18.5%          22.0%           5.0%           50.0%


                                     52-i

		CASH FLOW AND ALLOCATION PROJECTIONS

                  Interest        Interest      Insurance          Net         Sinking Fund I  Sinking Fund II
       Year        Income         Expense        Expense         To The         Market Value    Market Value
Year  Ending     from Notes       on Bond        on Bond         Company         $925,000.00    $1,100,000.00
1     6/30/00  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,088,000.00   $1,393,500.00
2     6/30/01  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,251,000.00   $1,687,000.00
3     6/30/02  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,414,000.00   $1,980,500.00
4     6/30/03  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,577,000.00   $2,274,000.00
5     6/30/04  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,740,000.00   $2,567,500.00
6     6/30/05  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $1,903,000.00   $2,861,000.00
7     6/30/06  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,066,000.00   $3,154,500.00
8     6/30/07  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,229,000.00   $3,448,000.00
9     6/30/08  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,392,000.00   $3,741,500.00
10    6/30/09  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,555,000.00   $4,035,000.00
11    6/30/10  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,718,000.00   $4,328,500.00
12    6/30/11  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $2,881,000.00   $4,622,000.00
13    6/30/12  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,044,000.00   $4,915,500.00
14    6/30/13  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,207,000.00   $5,209,000.00
15    6/30/14  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,370,000.00   $5,502,500.00
16    6/30/15  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,533,000.00   $5,796,000.00
17    6/30/16  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,696,000.00   $6,089,500.00
18    6/30/17  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $3,859,000.00   $6,383,000.00
19    6/30/18  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,022,000.00   $6,676,500.00
20    6/30/19  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,185,000.00   $6,970,000.00
21    6/30/20  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,348,000.00   $7,263,500.00
22    6/30/21  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,511,000.00   $7,557,000.00
23    6/30/22  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,674,000.00   $7,850,500.00
24    6/30/23  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $4,837,000.00   $8,144,000.00
25    6/30/24  $   437,500.00  $  337,500.00   $ 12,500.00   $   87,504.00      $5,000,000.00   $8,437,500.00

Total          $10,937,500.00  $8,437,500.00   $312,500.00   $2,187,600.00      $5,000,000.00   $8,437,500.00


                                   52-ii

                    INCOME EXPENSE AND RESERVE ALLOCATIONS

                      Net         Interest         Gross            Admin./                                           Net
          Year     Interest       Earned on         Cash            General        Management       Income            Cash
Year     Ending     Income        Investment        Flow            Expense         Expense          Tax              Flow
1       6/30/00 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
2       6/30/01 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
3       6/30/02 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
4       6/30/03 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
5       6/30/04 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
6       6/30/05 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
7       6/30/06 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
8       6/30/07 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
9       6/30/08 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
10      6/30/09 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
11      6/30/10 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
12      6/30/11 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
13      6/30/12 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
14      6/30/13 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
15      6/30/14 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
16      6/30/15 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
17      6/30/16 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
18      6/30/17 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
19      6/30/18 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
20      6/30/19 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
21      6/30/20 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
22      6/30/21 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
23      6/30/22 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
24      6/30/23 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00
25      6/30/24 $   87,504.00     $8,150.00       $95,654.00      ($25,000.00)    ($10,000.00)    ($3,500.00)      $57,154.00

Total           $2,187,600.00   $203,750.00    $2,187,600.00     ($625,000.00)   ($250,000.00)   ($87,500.00)   $1,428,850.00

                     Transferred      Cumulative    Unrestricted     Cumulative       Cumulative
          Year       to Reserve        Reserve        Net Cash      Unrestricted      Re-invested
Year     Ending         Fund             Fund           Flow         Cash Flow        cash Balance
1       6/30/00      $34,292.40       $34,292.40     $22,861.60       $22,861.60        $57,154.00
2       6/30/01      $34,292.40       $68,584.80     $22,861.60       $45,723.20       $114,308.00
3       6/30/02      $34,292.40      $102,877.20     $22,861.60       $68,584.80       $171,462.00
4       6/30/03      $34,292.40      $137,169.60     $22,861.60       $91,446.40       $228,616.00
5       6/30/04      $34,292.40      $171,462.00     $22,861.60      $114,308.00       $285,770.00
6       6/30/05      $34,292.40      $205,754.40     $22,861.60      $137,169.60       $342,924.00
7       6/30/06      $34,292.40      $240,046.80     $22,861.60      $160,031.20       $400,078.00
8       6/30/07      $34,292.40      $274,339.20     $22,861.60      $182,892.80       $457,232.00
9       6/30/08      $34,292.40      $308,631.60     $22,861.60      $205,754.40       $514,386.00
10      6/30/09      $34,292.40      $342,924.00     $22,861.60      $228,616.00       $571,540.00
11      6/30/10      $34,292.40      $377,216.40     $22,861.60      $251,477.60       $628,694.00
12      6/30/11      $34,292.40      $411,508.80     $22,861.60      $274,339.20       $685,848.00
13      6/30/12      $34,292.40      $445,801.20     $22,861.60      $297,200.80       $743,002.00
14      6/30/13      $34,292.40      $480,093.60     $22,861.60      $320,062.40       $800,156.00
15      6/30/14      $34,292.40      $514,386.00     $22,861.60      $342,924.00       $857,310.00
16      6/30/15      $34,292.40      $548,678.40     $22,861.60      $365,785.60       $914,464.00
17      6/30/16      $34,292.40      $582,970.80     $22,861.60      $388,647.20       $971,618.00
18      6/30/17      $34,292.40      $617,263.20     $22,861.60      $411,508.80     $1,028,772.00
19      6/30/18      $34,292.40      $651,555.60     $22,861.60      $434,370.40     $1,085,926.00
20      6/30/19      $34,292.40      $685,848.00     $22,861.60      $457,232.00     $1,143,080.00
21      6/30/20      $34,292.40      $720,140.40     $22,861.60      $480,093.60     $1,200,234.00
22      6/30/21      $34,292.40      $754,432.80     $22,861.60      $502,955.20     $1,257,388.00
23      6/30/22      $34,292.40      $788,725.20     $22,861.60      $525,816.80     $1,314,542.00
24      6/30/23      $34,292.40      $823,017.60     $22,861.60      $548,678.40     $1,371,696.00
25      6/30/24      $34,292.40      $857,310.00     $22,861.60      $571,540.00     $1,428,850.00

Total               $857,310.00      $857,310.00    $571,540.00      $571,540.00     $1,428,850.00

                                     52-iii

Exhibit B:
Other General Information

                             FOR INFORMATION ONLY

BANKERS
ADDISON SECURITIES INC.
3305 Northland Drive , Suite  406
Austin, TX 78731
512-406-3352

ACCOUNTANT
MARY ELAINE MAYER
Certified Public Accountant
5601 Bridge Street, Suite 490
Fort Worth, TX  76102
817-429-0861

LEGAL ADVISERS
HOBERT T. DOUGLAS II  & ASSOCIATES
HOBERT T. DOUGLAS II
2529 Lancaster Ave.
Fort Worth, Texas 76103
817-531-3595

INDENTURE TRUSTEE
Nevada First Holding Inc.
Corporate Trust Department
5130 Pecos Drive Suite 2C
Las Vegas, NV  89120
702-320-5315

ESCROW AGENT
U.S. Trust Company Texas N.A.
2001 Ross Avnue,  Suite  2700
Dallas, Texas  75201
214-754-1255

AUDITOR
Weaver & Tidwell , LLP
Certified Public Accountant and Consultant
307 West Seventh Street, Suite 1500
Fort Worth, Texas 76102
817-332-7905

FINANCIAL ADVISORS
American Express Financial Advisors Inc
IDS Life Insurance Company
Chase Bank Building, Suite 401
860 Airport Freeway West
Hurst, Texas 76054
817-428-9898

Exhibit C.  Articles of Incorporation


ARTICLES OF INCORPORATION OF INTERCONTINENTAL CAPITAL  &
INVESTMENT FUND INC.
The undersigned natural person of the age of eighteen (18) years or more acting as incorporate of a corporation under the Business Corporation Act, hereby adopts the following Articles of Incorporation:

ARTICLE ONE: The name of the corporation is: INTERCONTINENTAL
CAPITAL  & INVESTMENT FUND INC.

ARTICLE TWO: The period of its duration is perpetual.

ARTICLE THREE: This is a close corporation

ARTICLE FOUR: The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act. including but not limited to (a) To negotiate
loans of every description,;   ( b) To deal in assay and refine
precious metal ; (c) To carry on the business as capitalists
and financiers;   (d) To deal in export and import of all
products and service; (e) To transact on commission the general business of land agent; (f) To contract for public or private loan and to negotiate and issue the same (g) To act as executor and trustee of wills, settlement and trust deed of all kinds (h) To enter into joint ventures and co-venture with
business enterprise for profit   (i) To invest money is such
manner as may from time to time be thought proper (j) To negotiate or pay in advance coupons and interest on public loan or securities (k) To carry on the business of discounting, dealing in exchange, in species and securities; (1) To re-issue any stock or share or other securities with or without the guarantees of the company; (m) To finance or assist in financing the sales of good articles or commodities of all and every kind; (n) To advance and lend money on real, persona; and mixed securities, on cash, credit, or other account; (o) To enter into arrangement with companies, firms and person for promoting business of all legal kind; (p) To act as agent for any government and other authority, and for public and private bodies and person ; (q) To acquire for cash or credit personal or real properties, business enterprise, securities and all asset of value; (r) To act as agent for sale and purchase of any stock, share or securities or any other monetary or mercantile ; (s) To carry on any other business of similar nature or any business which may in the opinion of the Directors be conveniently carried on by this company.) To act as managers or to direct the management of state domains, of the property and estates of communes, corporation, foundation, or private person; (t) To carry on the business of Investment company, to carry on the business of holding company and to carry on the business of lending; (u) To guarantee the payment or performance of any debt, contract or obligation or become security for any person company; (v) To insure or guarantee the payment of advances, credit, bill of exchange and other commercial obligation or commitment of every description; (w) To buy, make advance on, sell all descriptions of freehold, leasehold, or other properties, and all description of produce or merchandise, and stock share, bond, mortgages, debentures, or obligations; (x) To promote, effect, insure, guarantee, underwrite, participate in manage, and carry out any issue, public or private, of state, municipal or other loans or of share, stock, debenture, debenture stock of any company, corporation or association and to lend money for the purpose of any such issue; (y) To borrow or raise money by the issue of debenture, debenture stock (perpetual or terminable), bond, mortgages, or any other securities, founded or based upon all or any of the property and right of the company, including its un-called capital, or without any such security and upon such terms as to priority or other vise, as the company shall think
fit.   (Z) To deal in transaction of any and all lawful
business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FIVE: The aggregate number of shares, which the corporation shall nave authority to issue, is Five Hundred
Million (500,000,000) shares common stock at no par value. ONE
HUNDRED MILLION (100,000,000 shares of Class A Preferred Stock and ONE HUNDRED MILLION (100,000,000) shares of Class B
Preferred Stock.

ARTICLE SIX: The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1000.00) consisting of money, labor done or property actually received.

ARTICLE SEVEN: The address of its initial registered office is P.O. Box 15155, Fort Worth, TX 76119, and the name of its initial registered agent at such address is Boniface Suleman
Odiodio.

ARTICLE EIGHT: The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Boniface Suleman Odiodio, P.O. Box 15155, Fort Worth, Texas
76119, Tel 817-534-7305

David M. Swanner, Jr., P.O. Box 15155, Fort Worth, Texas 76119,
Tel 817-534-7305

Jermyn Chan, P.O. Box 15155, Fort Worth, Texas 76119, Tel 817-
534-7305

ARTICLE NINE: The Corporation indemnifies the Shareholder,
Directors, Management and Employees of all legal acts performed on behalf of the corporation in good faith.

ARTICLE TEN: The name and address of the incorporator is:

/s/  Boniface Suleman Odiodio
----------------------------------------------------------------
Boniface Suleman Odiodio
P.O. Box 15155, Fort Worth,
TX 76119

Exhibit D Directors meeting to issue the Corporate Bond Series 1 Floating rate 1999 - 2024

MINUTES OF DIRECTORS' MEETINGS
INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.

The Board of Directors of INTERCONTINENTAL CAPITAL & INVESTMENT
FUND, INC. held a regular meeting at the following time, date and place:
     Time: 10.00 AM,     Date: Friday April 23,1999 Place: Fort Worth, TEXAS

The following individuals, constituting the entire membership of the Board of directors, were present at the meeting:
 MR BONIFACE SULEMAN ODIODIO and MR.  JERMYN CHAN, and MR DAVID M. SWANNER.

The Corporation's President chaired the meeting, and David M. Swanner, the Corporation's Secretary, served as Secretary of the meeting. The Secretary read a waiver of notice of the meeting that was signed by all of the directors and was directed to attach the waiver of notice to the minutes of the meeting. The Chairman announced that a quorum of the directors was present and that the meeting could proceed with business.

The Secretary distributed copies of the minutes of the previous regular meeting of the directors that had been held on 30th of Sept. 1998, January 29, 1999 and upon a duly made and seconded motion, the minutes of the aforesaid previous regular meeting were approved.

Next, the Board heard the report of the Corporation's
President, and was advised that as of the close of business on the 28th, day of February, 1999, the Corporation had net profits of Zero Dollars and the Assets value $50,000.00 and no Liabilities.

Upon a motion duly made and seconded and unanimously carried it was then
RESOLVED, that a $5,000,000.00 Bond at $1,000.00 each for total of 5,000 bonds be issued to the public as per instrument attached to this minutes, and it is FURTHER RESOLVED, that the President is hereby directed to perform all act to issue said instrument and the Treasurer is hereby directed to pay the expense for the issuance of the instrument on behalf of the corporation, and it is FURTHER RESOLVED, that the Bond once issued will be a binding obligation of this corporation.
FURTHER RESOLVED, that the corporation indemnify the any and all agents, attorneys, accountant, officers, employees, directors and shareholders for any act performed in good faith on behalf of the corporation in the issuance of the $5,000,000.00 corporate Bond.

Upon a motion duly made and seconded and unanimously carried, it was
RESOLVED, that the salary of the President and all vice President of the Corporation are to be $50,000.00 Dollars each per year, and that term for which his or her employment shall continue under this resolution shall be one year. Next, upon the conclusion of the vote on the above-described resolution, the President and chairman presented to the meeting an Indenture Agreement

Next, the Board considered the proposed agreement for the Indenture Agreement that had been negotiated by the President and it was
RESOLVED, that The Corporation should accept the proposed agreement once dated and accepted by the Indenture Trustee a copy of which is attached to the minutes of this meeting, and by this Resolution directs the President to execute the aforesaid agreement. As no other business was before the meeting, a duly made and seconded motion to adjourn was carried.

Next, the Board considered the proposed agreement for the Trust
Agreement that had been negotiated by the President and it was

RESOLVED, that The Corporation should accept the proposed agreement once dated and accepted by the Indenture Trustee and Protector a copy of which is attached to the minutes of this meeting, and by this Resolution directs the President to execute the aforesaid agreement. As no other business was before the meeting, a duly made and seconded motion to adjourn was carried.

/s/ David M Swanner  Jr

David M. Swanner, Jr
Secretary

Exhibit E Resolution to appoint The Indenture Trustee
Custodial Agent, Transfer Agent, Registrar Agent, Paying Agent,
Conversion Agent and Escrow Agent for Bond Series 1

MINUTES OF DIRECTORS' MEETINGS

INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC

The Board of Directors of INTERCONTINENTAL CAPITAL & INVESTMENT

FUND, INC held a Special meeting at the following time, date and place:

    Time: 10.00 AM Date: April 27th 1999 Place: FORT WORTH, TEXAS

	The following individuals, constituting the entire membership of the Board of directors, were present at the meeting:
		BONIFACE SULEMAN,
		JERMYN CHAN,
		DAVID M.SWANNER.

The Corporation's President chaired the meeting, and David M. Swanner, the Corporation's Secretary, served as Secretary of the meeting. The Secretary read a waiver of notice of the meeting that was signed by all of the directors and was directed to attach the waiver of notice to the minutes of the meeting. The Chairman announced that a quorum of the directors was present and that the meeting could proceed with business.

The Secretary distributed copies of the minutes of the previous regular meeting of the directors that had been held on 29th of January 1999 and April 23rd, 1999, and upon a duly made and seconded motion, the minutes of the aforesaid previous regular meeting were approved.

Upon a motion duly made to appoint Indenture Trustee for corporate Bond Series 1 and seconded and unanimously carried, it was then

RESOLVED, That Nevada First Holding Inc. be selected and appointed as Indenture Trustee.

Upon a motion duly made to appoint Escrow Agent for corporate
Bond Series 1 and seconded and unanimously carried, it was then

RESOLVED, That U.S. Trust Company Texas, N.A. be selected and appointed as Escrow Agent.

Upon a motion duly made to appoint Custodial Agent, Transfer
Agent, Registrar Agent, Paying Agent and Conversion Agent for
Bond Series 1 and seconded and unanimously carried, it was then

RESOLVED, That This corporation Intercontinental Capital &
Investment Fund Inc. be appointed as Custodial Agent, Transfer
Agent, Registrar Agent, Paying Agent and Conversion Agent for
Bond Series 1. And it is

FURTHER RESOLVED, That the Custodial Agent take custody of all promissory notes to secure the bond series 1 and to purchase any required guarantees under the Sinking Fund I & II.

There being no further business, Upon a duly made, seconded, and carried motion, the meeting was adjourned.

/s/ David M. Swanner, Jr

David M. Swanner, Jr
Secretary

Undertakings.

We the undersigned registrant hereby undertakes to file during any period in which offer or sales are made, a post effective amendment to this registration statement and include any material information with respect to any material change to any information in this registration statement.

We have provided information and documents as required under section 310 of the Trust Indenture act of 1939 so as the commission may determine the eligible to act as trustee. See:
"Statement of Eligibility of Trustee" We the undersigned registrant hereby further undertakes to provide any additional information that the commission may seek to determine the eligibility of the trustee under indentures for securities to be issued.

This public securities offer is registered with the SECURITIES
AND EXCHANGE COMMISSION (SEC) and its amendments and regulations. Therefore, any additional information the we are obligated to provide said Commission will be available for public examination at the offices of the SECURITIES AND
EXCHANGE COMMISSION  (SEC).


                                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth. State of Texas

On August 30th, 1999

INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC.
(Registrant)

                                        By   /s/ Boniface Suleman Odiodio
                                        ____________________________________
                                        (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Boniface Suleman Odiodio
_______________________________________
(Name)

/s/ Boniface Suleman Odiodio
_______________________________________
(Signature)

President
_______________________________________
(Title)

August 30, 1999
_______________________________________
(Date)

                                  Appendix A
                         Trust Indenture Agreement

                          Nevada First Holdings Inc
                     An Incorporation & Consulting Firm
                        5130 S.  Pecos Road Suite 2C
                          Las Vegas, Nevada 89120
                 Tel.  (702) 320-5315, Fax  (802)  320-5320
                        E-mail Info@nevadafirst.com
                      Web site WWW.travelersgroup.com


PRIVATE AND CONFIRDENTIAL


April 29, 1999

Mr. Boniface Suleman
President
Intercontinental Capital & Investment Fund, Inc.
4528 Pecos St.
Fort Worth, TX  76119

RE:  Trustee for Indenture Agreement

Dear Mr. Suleman:

Please find the enclosed Indenture agreement signed and notarized, we have prepared and enclosed a statement of financial conditions, let us know if this is acceptable, for this qualify us as trustee under section 12.09
"Variable provisions" of the Trust Indenture Agreement as required by the minimum capital required by TIA section
310(a)(2)

Our Agreement is that upon funding of this Indenture, a deposit of $10,000.00 will be required for the continued activity of the trustee, An initial accounting will be provided upon the completion of the first phase of this project.

Please confirm receipt.



                                            Respectfully



                                            /s/  Wayne A. McMiniment


                                            Wayne A.  McMiniment
                                            General Manager


WAM/ct

                          Nevada First Holdings Inc
                     An Incorporation & Consulting Firm
                        5130 S.  Pecos Road Suite 2C
                          Las Vegas, Nevada 89120
                 Tel.  (702) 320-5315, Fax  (802)  320-5320
                        E-mail Info@nevadafirst.com
                      Web site WWW.travelersgroup.com



April 29, 1999

Intercontinental Capital & Investment Fund, Inc.

RE:  Trustee for Indenture Agreement

To whom it may concern

The following is a current financial statement for Nevada First
Holding, Inc.

Asset

                Cash in Accounts                        $ 15,230.12
                Real Estate                             $         0
                Investment Stock & Bonds                $         0
                Building & Equipment                    $ 78,200.00
                Receivable                              $ 36,453.00
                Other Assets Mortgages                  $113,887.15
                             Corporations               $ 24,500.00

Total Asset's 						$268,500.00

Liabilities & Stock Holders Equities

                Accounts Payable (short Term)           $  4,753.00
                Notes Payable (Lond Term)               $ 57,321.15

Total Liabilities                                       $ 62,074.15

Stockholder's Equities

                Stock paid in                           $         0
                Paid in capital                         $206,196.12

Total Liabilities & Stock Holders Equities		$268,500.00



                                          /s/   Wayne A. McMiniment

                                          Wayne A. McMiniment
                                          General Manager

                        THE TRUST INDENTURE AGREEMENT

               INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                                    and
                         NEVADA FIRST HOLDINGS INC
                                  Trustee
                         Dated as of APRIL 15, 1999
                               $5,000,000.00
            Corporate Bond Series 1, Floating Rate Notes 1999-2024


INDENTURE dated as of April 15th, 1999, between INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC., a Texas corporation ("Company"), and NEVADA FIRST HOLDING INC.,
("Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Corporate Bond Series 1, Floating Rate Notes due 2024
("Securities"):

                                  ARTICLE 1
                    Definitions and Rules of Construction;
                   Applicability of the Trust Indenture Act

Section 1.01 Definitions

"Affiliate" Any Person controlling or controlled by or under common control with the Company. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership
of voting securities, by contract, or otherwise.   The terms
"controlling" and "controlled" have meanings correlative to the foregoing.

"Agent" Any Registrar, Transfer Agent, Paying Agent or
Conversion Agent.

"Board" The Board of Directors of the Company or any officer or committee thereof authorized to act for such Board.

"Business Day" A day that is not a Legal Holiday.

"Company" The party named as such above until a successor which duly assumes the obligations upon the Securities and under the Indenture replaces it and thereafter means the successor.

"Debt" means, with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or
(iii).

"Default" Any event which is, or after notice or passage of time would be, an Event of Default.

"Exchange Act" The Securities Exchange Act of 1934, as amended.

"Holder" or "Securityholder" A Person in whose name a Security is registered.

"Indenture" This Indenture as amended from time to time, including the terms of the Securities and any amendments.

"Officers' Certificate" A certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice-
President of the Company. See Sections 12.03 and 12.04.

"Opinion of Counsel" Written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.03 and 12.04.

"Person" Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

"Principal" of a Security means the principal of the Security plus the premium, if any, on the Security which is due or overdue or is to become due at the relevant time.

"Representative" The indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

"SEC" The Securities and Exchange Commission.

"Securities" The Securities described above issued under this Indenture.

"Senior Debt" Debt of the Company, whenever incurred, outstanding at any time except (i) Debt that by its terms is not senior in right of payment to the Securities, and (ii) Debt held by the Company or any Affiliate of the Company.

"TIA" The Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Sections
1.04 and 9.03.

"Trust Officer" The Chairman, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

"Trustee" The party named as such above until a successor replaces it and thereafter means the successor. See also
Section 11.14.

"U.S. Government Obligations" Securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

Section 1.02 Other Definitions. Defined in Term Section

                Term                      Defined in Section
            "Bankruptcy Law"			 6.01
            "Cash Equivalents" 			11.11
            "Common Stock"			10.01
            "Conversion Agent"                   2.03
            "Custodian"                          6.01
            "Defaulted Interest"                 2.13
            "Distribution"                      11.14
            "Event of Default"                   6.01
            "Junior Securities"                 11.11

                Term                      Defined in Section
            "Legal Holiday"                     12.06
            "Officer" 				12.09
            "Paying Agent"                       2.03
            "Payment Blockage Period" 		11.14
            "Payment Default"			11.03
            "Payment Notice" 			11.03
            "Proceeding"                        11.14
            "Quoted Price"                      10.11
            "Registrar"                          2.03
            "Senior Debt Default Notice"        11.14
            "Senior Debt Payment Default"       11.14
            "Transfer Agent"                     2.03

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

1. a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;
2. an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;
3.      "or" is not exclusive;
4. words in the singular include the plural, and words in the plural include the singular;
5.      provisions apply to successive events and transactions;
6. "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular
        Article, Section or other subdivision;   and
7.      "including" means including without limitation.

Section 1.04 Trust Indenture Act.

The provisions of TIA ss.310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.


                                  ARTICLE 2

                                The Securities

Section 2.01 Form and Dating.

The Securities and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by Section 2.11, law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Security shall be dated the date of its authentication.

Section 2.02 Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03 Agents.

The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion ("Conversion Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Trustee shall authenticate the Securities at the Company's request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar, Transfer Agent, Paying Agent, or Conversion Agent, the Trustee shall act as such.

Section 2.04 Paying Agent To Hold Money in Trust.

On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of the Principal of or interest on the Securities and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

Section 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar and Transfer Agent, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06 Transfer and Exchange.

The Securities shall be issued in registered form and shall be transferable only upon surrender of a Security for registration of transfer. When a Security is presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met and the Security has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06, 9.05 or
10.02. All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.07 Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Security has been acquired by a protected purchaser, the Company shall issue a replacement Security. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

Section 2.08 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by the Transfer Agent, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

Section 2.09 Treasury Securities Disregarded for Certain
Purposes.

In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. [Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.]

Section 2.10 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

[Section 2.11 Global Securities.

The Company may issue some or all of the Securities in temporary or permanent global form. The Company may issue a global Security only to a depository. A depository may transfer a global Security only to its nominee or to a successor depository. A global Security shall represent the amount of Securities specified in the global Security. A global Security may have variations that the depository requires or that the Company considers appropriate for such a security.

Beneficial owners of part or all of a global Security are subject to the rules of the depository as in effect from time to time.

The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.]

Section 2.12 Cancellation.

The Company at any time may deliver Securities to the Transfer Agent for cancellation. The Paying Agent and Conversion Agent shall forward to the Transfer Agent any Securities surrendered to them for payment or conversion. The Transfer Agent shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or which have been delivered to the Transfer Agent for cancellation or that any Securityholder has converted.

Section 2.13 Defaulted Interest.

If the Company Defaults in a payment of interest on the Securities ("Defaulted Interest") such Defaulted Interest shall cease to be payable to the Securityholder on the relevant record date and shall be paid by the Company, at its election, under either (1) or (2) below:

(1) The Company may pay the Defaulted Interest to the Persons which are Securityholders on a subsequent special record date. The Company shall notify the Trustee of the amount of Defaulted Interest to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and at the Company's expense shall notify Securityholders not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

(2) The Company may make payment of Defaulted Interest in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance.

                                ARTICLE 3

                                Redemption

Section 3.01 Notice to Trustee.

If Securities are to be redeemed, the Company shall notify the Trustee of the redemption date, the Principal amount of Securities to be redeemed and the provision of the Securities permitting or requiring the redemption.

The Company may reduce the Principal amount of Securities required to be redeemed pursuant to Paragraph Six of the Securities if it notifies the Trustee of the amount of the credit and the basis for it by delivery of an Officers' Certificate. If the reduction is based on a credit for redeemed or canceled Securities, or Securities that the Company has not previously delivered to the Transfer Agent for cancellation, the Company shall deliver such Securities to the Transfer Agent before the notice of redemption is mailed to Holders.

The Company shall give each notice provided for in this Section at least 50 days before the redemption date unless a shorter period is satisfactory to the Trustee. [If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.]

Section 3.02 Selection of Securities To Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1000.

Securities and portions thereof selected by the Trustee shall be in amounts of $1000 or whole multiples of $1000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;
(2) the redemption price;
(3) the conversion price;
(4) the name and address of the Paying Agent and Conversion Agent;
(5) that convertible Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;
(6) that Holders who want to convert Securities must satisfy the requirements for conversion set forth in the Securities;
(7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(8) that, unless the Company Defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Transfer Agent for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

Unless the Company shall Default in the payment of Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date. Securities called for redemption shall cease to be convertible after the close of business on the Business Day immediately preceding the redemption date, unless the Company shall Default in the payment of such Securities on the redemption date, in which event the Securities shall remain convertible until paid (together with accrued interest).

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder (at the Company's expense) a new Security equal in Principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE 4

                                  Covenants

Section 4.01 Payment of Securities.

The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all Principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue Principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 SEC Reports.

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Section 4.03 Compliance Certificate.

The Company shall deliver to the Trustee, within [105] days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Section 4.04 Notice of Certain Events.

The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any default or event of default, and any cure or waiver thereof, (iii) any acceleration of any Senior Debt, and (iv) if and when the Securities are listed on any stock exchange.

                                  ARTICLE 5

                                  Successors

Section 5.01 When Company May Merge, etc.

The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

(1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;

(2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to
    Section 10.17 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; and

(3) immediately before and immediately after the transaction no Default exists.

The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this
Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company herein and in the Securities.

                                 ARTICLE 6

                           Defaults and Remedies

Section 6.01 Events of Default.

An "Event of Default" occurs if:

(1) the Company Defaults in the payment of interest on any Security when the same becomes due and payable and such Default continues for a period of [30] days;

(2) the Company Defaults in the payment of the Principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such failure continues for the period and after the notice specified below;

(4) the Company pursuant to or within the meaning of any Bankruptcy Law:

        (A) commences a voluntary case,

        (B) consents to the entry of an order for relief against it in an involuntary case,

        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

        (D) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (A) is for relief against the Company in an involuntary case,

        (B) appoints a Custodian of the Company or for all or substantially all of its property, or

        (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

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The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company and the Trustee of the Default and the Company does not cure the Default within [60] days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default".

Section 6.02 Acceleration.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee, may declare the Principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the Principal and interest shall be due and payable immediately.

The Holders of a majority in Principal amount of the Securities by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing
Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except:

(1) a Default in the payment of the Principal of or interest on any Security;

(2) a Default with respect to a provision that under Section
    9.02 cannot be amended without the consent of each Securityholder affected; or

(3) a Default under Article 10.

Section 6.05 Control by Majority.

The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability [for which the Trustee has not received a satisfactory indemnity therefor].

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Section 6.06 Limitation on Suits.

A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(1) the Holder gives to the Trustee notice of a continuing
    Event of Default;

(2) the Holders of at least 25% in Principal amount of the Securities make a request to the Trustee to pursue the remedy and offers to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within [30] days after receipt of the request and the offer of indemnity; and

(4) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section
    6.06(3)(i) or the expiration of the period described in
    Section 6.06(3)(ii).

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

Section 6.08 Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to holders of Senior Debt to the extent required by
Article 11;

Third: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

Fourth: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.09 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

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Section 6.10 Proof of Claim.

In the event of any Proceeding, the Trustee may immediately file a claim for the unpaid balance of its Securities in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt to vote in respect of the claim of any Securityholder in any Proceeding.

Section 6.11 Actions of a Holder.

For the purpose of providing any consent, waiver or instruction to the Company or a Trustee, a "Holder" or "Securityholder" shall include a person who provides to the Company or a Trustee, as the case may be, an affidavit of beneficial ownership of a Security together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                 ARTICLE 7

                                  Trustee

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)     Except during the continuance of an Event of Default:

        (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

        (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (1) This paragraph does not limit the effect of paragraph (b) of this Section.

        (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

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(d)     Every provision of this Indenture that in any way relates
        to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) Except in connection with compliance with TIA ss.310 or ss.311, the Trustee shall only be charged with knowledge of Trust Officers.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA ss.310(b) and ss.311.

Section 7.04 Trustee's Disclaimer.

The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.05 Notice of Defaults.

If a continuing Default is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06 Reports by Trustee to Holders.

If required pursuant to TIA ss.313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b)(2). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

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

The Company shall indemnify the Trustee against any loss, liability or expense incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, not unreasonably to be withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.

Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The
Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(3) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring
Trustee, the Company or, subject to Section 6.09, any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section
7.08 takes office, the Holders of a majority in Principal amount of the Securities may appoint a successor Trustee to replace such successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

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Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1) and ss.310(a)(2). The Trustee shall always have a combined capital and surplus as stated in
Section 12.09. The Trustee is subject to TIA ss.310(b).

Section 7.11 Preferential Collection of Claims Against Company.

Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed is subject to TIA ss.311(a) to the extent indicated.

                                 ARTICLE 8

                        Satisfaction and Discharge

Section 8.01 Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)     either

(a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
        Section 8.04) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

        (i) have become due and payable, or

        (ii) will become due and payable at their stated maturity within one year, or

        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)     the Company has delivered to the Trustee an Officers'
        Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under
Section 4.01, to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 8.02 shall survive.

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Section 8.02 Application of Trust Money.

The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal and interest on the Securities. Money and U.S. Government Obligations so held in trust (i) are not subject to
Article 11, and (ii) are subject to the Trustee's rights under
Section 7.07.

Section 8.03 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent after payment in full to the Holders.

Section 8.04 Repayment to Company.

The Trustee and Paying Agent shall promptly turn over to the Company upon request any excess money or U.S. Government Obligations held by them at any time. All money deposited with the Trustee pursuant to Section 8.01 (and held by it or a Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of Principal or interest that remains unclaimed for two years after the right to such money has matured. After payment to the Company, Securityholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                  ARTICLE 9

                                  Amendments

Section 9.01 Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to comply with Sections 5.01 and 10.17; or

(3) to make any change that does not adversely affect the rights of any Securityholder.

Section 9.02 With Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in Principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the interest on or change the time for payment of interest on any Security;

(3) reduce the Principal of or change the fixed maturity of any Security;

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(4) reduce the premium payable upon the redemption of any
    Security or change the time at which any Security may or shall be redeemed;

(5) make any Security payable in money other than that stated in the Security;

(6) make any change in Section 6.04, 6.07 or 9.02 (second sentence);

(7) make any change that adversely affects the right to convert any Security; or

(8) make any change in Article 11 that adversely affects the rights of any Securityholder.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect [ so long as the Indenture and Securities are subject to the TIA].

Section 9.04 Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05 Notice of Amendment; Notation on or Exchange of Securities.

After any amendment under this Article becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

Section 9.06 Trustee Protected.

The Trustee need not sign any supplemental indenture that adversely affects its rights.

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                                 ARTICLE 10

                                 Conversion

Section 10.01 Nonconvertibility.

The securities are not convertible to the common stock of the Company.

Section 10.02 Detachable Warrants.

No detachable warrants of any type are attached to the Securities, under this indenture agreement.

                                 ARTICLE 11

                               Subordination

Section 11.01 Securities Subordinated to Senior Debt.

The rights of Holders to payment of the principal of and interest on the Securities is subordinated to the rights of holders of Senior Debt of the Company, to the extent and in the manner provided in this Article 11.

Section 11.02 Securities Subordinated Upon Dissolution,
Winding-up, Liquidation, or Reorganization.

Upon any Distribution in any Proceeding,

(1) any Distribution to which the Holders are entitled (by set-off or otherwise) shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all Distributions to or for the benefit of the holders of Senior Debt; and

(2) in the event that any Distribution is received by the Trustee before all Senior Debt is paid in full, such Distribution shall be held in trust by the Trustee for the benefit of the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all payments and distributions to the holders of Senior Debt.

Section 11.03 No Payment on Securities in Certain Circumstances.

The Company shall not, directly or indirectly (other than in capital stock of the Company) pay any principal of or interest on, redeem or repurchase any of the Securities (i) after any Senior Debt becomes due and payable, unless and until all such Senior Debt shall first be paid in full or (ii) after a Senior Debt Payment Default, unless and until such Senior Debt Payment Default has been cured, waived, or otherwise has ceased to exist.

After a Senior Debt Default Notice is given to the Company and the Trustee, no payment of any principal of or interest on the Securities may be made, directly or indirectly by the Company during the Payment Blockage Period. Unless the Senior Debt in respect of which the Senior Debt Default Notice has been given has been declared due and payable in its entirety within the Payment Blockage Period, at the end of the Payment Blockage Period, the Company shall pay all sums not paid to the Holders during the Payment Blockage Period and resume all other payments as and when due. Any number of Senior Debt Default Notices may be given; provided, however, that [as to any issue of Senior Debt] (i) not more than one Senior Debt Default
Notice shall be given within a period of any [366] consecutive days, and (ii) no specific act, omission, or condition that gave rise to a default that existed upon the date of such Senior Debt Default Notice or the commencement of such Payment Blockage Period (whether or not such default applies to the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

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If any Distribution, payment or deposit to redeem, defease or acquire any of the Securities shall have been received by the Trustee at a time when such Distribution was prohibited by the provisions of this Section 11.03, then, unless such Distribution is no longer prohibited by this Section 11.03, such Distribution shall be received and held in trust by the Trustee for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Trustee to the holders of Senior Debt for application to the payment of all Senior Debt.

Section 11.04 Subrogation.

The Holders shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive Distributions applicable to Senior Debt until all amounts owing in respect of the Securities shall be so paid. No Distributions to the holders of Senior Debt which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of Senior Debt.

If any Distribution to which the Holders would otherwise have been entitled shall have been applied pursuant to the provisions of this Article to the payment of Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any Distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all principal and interest payable on such Senior Debt to the extent provided herein.

Section 11.05 Obligations of the Company Unconditional.

This Article defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Debt in respect of any Distribution received upon the exercise of any such remedy. If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default. Upon any Distribution, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any Distribution for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.06 Trustee and Paying Agent Entitled to Assume
Payments Not Prohibited in Absence of Notice.

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received, no later than 30 Business Day[s] prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.

Section 11.07 Defeasance.

Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 8 and not prohibited to be deposited under Section 11.03 when deposited shall not be subject to the subordination provisions of this Article.

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Section 11.08 Subordination Rights Not Impaired by Acts or
Omissions of the Company or Holders of Senior Debt.

No right of any holder of any Senior Debt established in this
Article 11 shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any failure by the Company to comply with the terms of this Indenture or by any modification of the terms of any Senior Debt.

Section 11.09 Right to Hold Senior Debt.

The Trustee is entitled to all of the rights set forth in this
Article 11 in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt.

Section 11.10 No Fiduciary Duty of Trustee or Securityholders to Holders of Senior Debt.

Neither the Trustee nor the Holders owes any fiduciary duty to the holders of Senior Debt. Neither the Trustee nor the Holders shall be liable to any holder of Senior Debt in the event that the Trustee, acting in good faith, shall pay over or distribute to the Holders, the Company, or any other Person, any property to which any holders of Senior Debt are entitled by virtue of this Article or otherwise. Nothing contained in this Section
11. 10 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt.

Section 11.11 Distribution to Holders of Senior Debt.

Any Distribution otherwise payable to the holders of the Securities made to holders of Senior Debt pursuant to this Article shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each.

Section 11.12 Trustee's Rights to Compensation, Reimbursement of Expenses and Indemnification.

The Trustee's rights to compensation, reimbursement of expenses and indemnification are not subordinated.

Section 11.13 Exception for Certain Distributions.

The rights of holders of Senior Debt under this Article do not extend (a) to any Distribution to the extent applied to the Trustee's rights to compensation, reimbursement of expenses or indemnification or (b) to (i) securities which are subordinated to the securities distributed to the holders of Senior Debt on terms no less favorable to the holders of Senior Debt than the provisions of this Article, or (ii) Distributions under any plan approved by the court in any Proceeding.

Section 11.14 Certain Definitions.

As used in this Article 11,

"Distribution" means any payment or distribution of assets or securities of the Company of any kind or character from any source, whether in cash, securities or other property made by the Company, liquidating trustee or agent or any other person whether pursuant to a plan or otherwise.

"Payment Blockage Period" means the period beginning when a Senior Debt Default Notice is given and ending (a) when the default identified in the Senior Debt Default Notice is cured, waived or otherwise ceases to exist or (b) after [179 or fewer] days, whichever occurs first.

"Proceeding" means a liquidation, dissolution, bankruptcy, insolvency, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors or any marshalling of assets or liabilities and does not include any transaction permitted by and made in compliance with Article 5.

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"Senior Debt Default Notice" means any notice of a default
(other than a Senior Debt Payment Default) that permits the holders of any Senior Debt to declare such Senior Debt due and payable.

"Senior Debt Payment Default" means a default in the payment of any principal of or interest on any Senior Debt.

"Trustee" for purposes of this Article 11 includes a Paying Agent.

                                 ARTICLE 12

                               Miscellaneous

Section 12.01 Notices.

Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by facsimile transmission or first-class mail.

A party by notice to the other party may designate additional or different addresses for subsequent notices. Any notice sent to a Securityholder shall be mailed by first-class letter mailed to his address shown on the register kept by the Transfer Agent. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

A "notice" includes any communication required by this Indenture.

Section 12.02 Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA ss.312(c).

Section 12.03 Certificate and Opinion as to Conditions
Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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(4)     a statement as to whether or not, in the opinion of such
        Person, such condition or covenant has been complied with.

Section 12.05 Rules by Trustee and Agents.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 12.06 Legal Holidays.

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.07 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 12.08 Duplicate Originals.

The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.09 Variable Provisions.

"Officer" means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

The Company initially appoints the Trustee as Registrar, Paying
Agent and Conversion Agent.

The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2000.
The reporting date for Section 7.06 is of each year. The first reporting date is February 16, 2000.

The Trustee shall always have a combined capital and surplus of at least $150,000.00 as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA ss.310(a)(2).

In determining whether the Trustee has a conflicting interest as defined in TIA ss.310(b)(1), the following is excluded: Any
Indenture issued to Trustee and held in trust pursuant to this agreement.

Senior Debt does not include:

(1)     the debentures described in the preceding paragraph;
(2)     the Company's Corporate Bond Series 1, Floating Rate Notes
        1999-2024; and
(3) the Company's subordinated guarantee of the Corporate Bond Series 1, Floating Rate Notes 1999-2024.

The Securities are not senior in right of payment to the foregoing debt securities of the Company.

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The Company's address is:
Intercontinental Capital & Investment Fund, Inc., P.O. Box
15155, Ft. Worth, Texas 76119, Telephone No 817/534-7305.

The Trustee's address is:
Nevada  First Holding Inc.,  5130 South Pecos Road, Suite 2C
Las Vegas, NV 89120.  Telephone No (702)-320-5315

Section 12.10 Governing Law.

The laws of the State of Texas shall govern this Indenture and the Securities without regard to principles of conflicts of law.

                        INTERCONTINENTAL CAPITAL &INVESTMENT FUND, INC.

                        By: /s/ Boniface Suleman Odiodido
                            _____________________________
                            Boniface Suleman Odiodio
                            President
                            Dated 4-27-99

Attest:       /s/ David M. Swanner Jr
              David M. Swanner
              _________________________
              Secretary

Dated:                  NEVADA FIRST HOLDING INC.

                        /s/ Wayne A.  Mcminiment
                        ________________________
                        By:  It's Manager
                        Wayne A. McMiniment
                        Dated 04-29-1999

Notary Seal

Sworn to before me this 29 day of April, 1999, Notary Public for the State of Nevada.
My Commission Expire Dec ember 7, 1999

Seal

[NOTARY PUBLIC SEAL - NEVADA		/s/ Shelly Stepanek
                                        ______________________
                                        Notary


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                                 EXHIBIT A
                            (Face of Security)

                            Front of instrument

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC
           CORPORATE BOND SERIES 1, FLOATING RATE NOTES 1999 - 2024


BOND NUMBER:                            0000
PRINCIPAL AMOUNT:                       $1,000.00
INTEREST: 				0.50% Over  US Treasury yield for
same year maturity MINIMUM INTEREST:    6.75%
ISSUE DATE:                             July 1st, 1999
MATURITY DATE:                          June 30th, 2024
PRINCIPAL GUARANTEE:                    100% Face Value
INTEREST GUARANTEE:                     100% Face Value

For value received, we the undersigned Intercontinental Capital & Investment Fund Inc., hereby irrevocably and unconditional without protest or notification promise to pay against this promissory notes to the order of the bearer or the holder thereof at maturity the sum of $1,000.00, upon presentation and surrender of this note at the office of Intercontinental Capital & Investment Fund Inc. or the paying agent. Such payment shall be made by cash or check in US Dollars, without set-off and free and clear of any deduction or charges, fees, deduction of withholding of any nature now or hereafter imposed, levied or assessed by any government, political subdivision or authority thereof or therein.

The interest shall be due and payable on the 30th of June each annually until maturity date at the rate of 0.50% over the US
Treasury yield rate for the same year maturity, in any even not less that 6.75% per year.

The interest is payable upon presentation and surrender of the interest coupon at the office of Intercontinental Capital & Investment Fund Inc. of the paying agent. Such payment shall be made by cash or check in US Dollars, without set-off and free and clear of any deduction or charges, fees, deduction of withholding of any nature now or hereafter imposed, levied or assessed by any government, political subdivision or authority thereof or therein.

This note is guaranteed 100% principal and interest for the face
Value by U.S. Treasury "Strip" Bond.

For and on Behalf of: Intercontinental Capital & Investment Fund Inc.

___________________________________
President
                                                Corporate Seal
__________________________________
Vice President


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